UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
JBT MAREL CORPORATION
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 1, 2026
Dear Stockholder:
It is my pleasure to invite you to attend the 2026 Annual Meeting of Stockholders of JBT Marel Corporation.

When: Thursday, May 14, 2026 Time: 9:30 a.m. Central Time Where: Virtual Only Meeting Who: Stockholders as of March 16, 2026	Voting Recommendations:

	✓	For Re-Election of Each of the Nominees for Director

	✓	For Non-Binding Resolution to Approve Named Executive Officer Compensation

	✓	For Ratification of the Appointment of Our Auditor

Please refer to the accompanying Proxy Statement for additional information about the matters to be considered at the meeting.
We are hosting the Annual Meeting of Stockholders as a virtual meeting. You can attend the virtual meeting at the meeting time at www.virtualshareholdermeeting.com/JBTM2026. If you plan to attend the Annual Meeting of Stockholders online and vote or ask questions, you will need the 16-digit control number found on your proxy card, your notice of internet availability of proxy materials or the instructions that accompany your proxy materials.

Your vote is important. To be sure that your vote counts and to assure a quorum, please submit your vote promptly whether or not you plan to attend the virtual annual meeting. You can change your vote prior to the meeting by following the instructions in the accompanying Proxy Statement.

Sincerely, /s/ Alan D. Feldman Alan D. Feldman
Chairman of the Board of Directors

NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 14, 2026
Time: 9:30 a.m., Central Time
Location: Via a live webcast at www.virtualshareholdermeeting.com/JBTM2026
Items of Business
1.Re-elect ten directors, Barbara L. Brasier, Brian A. Deck, Alan D. Feldman, Svafa Grönfeldt, Ólafur S. Gudmundsson, Charles L. Harrington, Lawrence V. Jackson, Polly B. Kawalek, Arnar Thor Másson, and Ann E. Savage, each for a term of one year;
2.Approve on an advisory basis a non-binding resolution to approve the compensation of our named executive officers;
3.Ratify the appointment of PricewaterhouseCoopers LLC as our independent registered public accounting firm for 2026; and
4.Vote on any other business properly brought before the meeting or any postponement or adjournment thereof.
How to Vote

New York Stock Exchange Stockholders				Nasdaq Iceland Stockholders

Internet Visit the website noted on your proxy card to vote online.	Phone Use the toll-free telephone number noted on your proxy card to vote by telephone.	Mail Sign, date and return your proxy card in the postage pre-paid envelope provided to vote by mail.	During the Meeting If you are a registered holder, cast your vote on the meeting website.	Internet Visit the website noted on the press release issued in Iceland.
In order to vote or ask questions during the meeting, you will need the 16-digit control number found on your proxy card, your notice of internet availability of proxy materials or the instructions that accompany your proxy materials. The Annual Meeting of Stockholders will begin promptly at 9:30 a.m. Central Time.
Online check-in will begin at 9:00 a.m. Central Time, and you should allow ample time for the online check-in procedures.
Stockholders who received printed proxy materials may help us reduce printing and mailing costs and conserve resources by requesting to receive future proxy materials electronically at the website noted on your proxy card.
By Order of the Board of Directors,
/s/ James C. Pelletier
James C. Pelletier
Executive Vice President, General Counsel and Secretary

2025 HIGHLIGHTS AND PROXY STATEMENT SUMMARY
This summary highlights selected information contained in this Proxy Statement for the 2026 Annual Meeting of Stockholders (the "Annual Meeting") of JBT Marel Corporation ("JBT Marel" or the "Company"). Please read this entire Proxy Statement carefully before voting your shares. On April 1, 2026, we began to mail to our stockholders of record, as of the close of business on March 16, 2026, either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet or a printed copy of these proxy materials. For more complete information regarding the Company’s 2025 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2025.
JBT Marel Overview
We are a leading and diversified global technology solutions and service provider to high-value segments of the food and beverage industry. We provide comprehensive solutions throughout the food production value chain, extending from primary processing through labeling and packaging systems for a large variety of food and beverage end market. Our purpose is to transform the future of food by providing solutions that substantially enhance our customers’ success, and in doing so design, produce and service sophisticated and critical products and systems for food and beverage companies that increases yield, boosts efficiency, and improves traceability and food safety.

JBT Marel Year in Review
In 2025 John Bean Technologies Corporation combined with Marel hf. ("Marel"), a complementary global food technology leader. The transaction was completed on January 2, 2025, and the combined company was renamed JBT Marel Corporation.1

2025 was a transformational year for JBT Marel with strong financial results and operational achievements, demonstrating that JBT and Marel are truly better together. During the first year as a combined organization, our integration efforts focused on the customer value proposition. Early in the year, we implemented a customer-oriented go-to-market strategy with account managers serving food and beverage customers around the globe. These focused efforts allowed us to secure early wins from cross-selling core technology and advance our service and aftermarket support model, demonstrating that customers value JBT Marel as a partner of choice that can deliver comprehensive lifecycle solutions and advanced process know-how.

For the full year 2025, we achieved healthy orders and revenue, and as expected, benefited from a recovery in demand for protein solutions, especially within the poultry end market. Operationally, strong execution led to solid margin performance as we delivered on our plan for realized synergy savings and continuous improvement initiatives, all while facing a constantly evolving tariff environment. We also generated cash flow, which, combined with our adjusted EBITDA performance, allowed us to de-lever the Company's balance sheet to below 2.9x.

1 In conjunction with the combination of John Bean Technologies Corporation and Marel hf., the corporation changed its name and stock ticker symbol to “JBT Marel Corporation” and “JBTM”, respectively, effective January 2, 2025. Unless otherwise specified or indicated by context, references herein to “JBT Marel”, “JBT Corporation”, “JBT”, “we”, “us”, “our” and the “Company” refer to John Bean Technologies Corporation and its subsidiaries for periods ending on or before the name change and to JBT Marel Corporation and its subsidiaries for any references after the name change.

JBT Marel Corporation 2026 Proxy Statement	i

2023-2025 Financial Performance Highlights

(In millions except per share data)	2025	2024	2023
Total revenue	$3,798.2	$1,716.0	$1,664.4
(Loss) income from continuing operations	$(49.7)	$84.6	$129.3
Adjusted income from continuing operations (1)	$333.1	$198.0	$166.0
Adjusted EBITDA from continuing operations (1)	$600.4	$295.0	$273.1
Diluted (loss) earnings per share from continuing operations	$(0.96)	$2.63	$4.02
Adjusted diluted earnings per share from net income (1)	$6.41	$6.15	$5.17
Total assets	$8,190.7	$3,413.8	$2,710.4
____________________________________
(1)Non-GAAP measure. Refer to Appendix A for additional information and reconciliations.

Sustainability at JBT Marel
At JBT Marel, sustainability and responsibility are at the core of our business. Our commitment is evident in the innovative solutions we provide to customers and in our workplace practices. We integrate these values throughout our organization.

We focus on five key pillars to drive meaningful progress:

•Customers: We enhance our solutions to help customers achieve their goals while reducing environmental impact, promoting efficiency and responsibility.
•People and Communities: We foster an inclusive and supportive workplace by investing in career growth and community engagement.
•Our Operations: We work to optimize resource use and uphold rigorous health and safety standards to promote operational efficiency.
•Supply Partners: We collaborate with partners on ethical sourcing and promote sustainable practices, enhancing supply chain resilience.
•Governance: We conduct business ethically and transparently, benefiting stakeholders through responsible governance.

These pillars not only guide our internal practices but also enhance the value we provide to our stakeholders.

SUSTAINABILITY GOVERNANCE

JBT Marel is dedicated to embedding sustainability across our operations, marked by the introduction of a comprehensive governance model in 2025. Central to this structure is the Governance and Sustainability Committee of the Board of Directors, which oversees sustainability risk identification, assessment, and mitigation, ensuring alignment with our business strategy.

The Executive Sustainability Committee implements strategies, monitors performance, and oversees regulatory compliance while promoting sustainability awareness and action toward the United Nations Sustainable Development Goals.

Supporting these efforts, the Corporate Sustainability Team leads strategy development, goal setting, program management, and external reporting, playing a crucial role in departmental support and stakeholder engagement. Additionally, our Commercial, Operations, and Supply Chain Sustainability Committees integrate sustainability into our commercial strategies, focus on internal environmental initiatives and community engagement, and work to build a resilient supply chain with sustainable sourcing, respectively.

ii	JBT Marel Corporation 2026 Proxy Statement

2025 SUSTAINABILITY HIGHLIGHTS

•We launched integration work to combine JBT’s and Marel’s policies, programs, training, and regulatory reporting.
•To prepare for forthcoming EU Corporate Sustainability Reporting Directive reporting, we completed our first consolidated double materiality assessment following the combination of JBT and Marel. The information gained from this assessment includes our priority sustainability topics and their associated impacts, risks, and opportunities.
•To streamline sustainability reporting and compliance across JBT Marel, we began integrating platforms for data collection. After go-live, the collection of electricity, natural gas, water and sewer data will be automated, eliminating manual data entry.
•We issued our first sustainability report following the combination of JBT and Marel, which highlights how the company impacts customers, employees, communities, and the broader food ecosystem. The report is aligned with the Task Force on Climate Related Financial Disclosures (TCFD) and the Sustainability Accounting Standards Board (SASB) frameworks.
•We completed our first EcoVadis assessment, evaluating our sustainability management system across four core themes: Environment, Labor & Human Rights, Ethics, and Sustainable Procurement.

JBT Marel Corporation 2026 Proxy Statement	iii

Proposals to Be Voted on at the Annual Meeting

Proposal 1 Election of Ten Directors	Board Recommendation FOR All Nominees	✓	See Page 1

DIRECTOR NOMINEES

Name	Age	Director Since	Independent	Audit Committee	Compensation and Human Resources Committee	Governance and Sustainability Committee
Barbara L. Brasier	67	2019	Yes	•		•
Brian A. Deck	57	2020	No
Alan D. Feldman	74	2008	Yes		•
Svafa Grönfeldt	61	2025	Yes	•
Ólafur S. Gudmundsson	56	2025	Yes		•	•
Charles L. Harrington	67	2022	Yes	•		•
Lawrence V. Jackson	72	2020	Yes		•	•
Polly B. Kawalek	71	2008	Yes		•
Arnar Thor Másson	54	2025	Yes		•	•
Ann E. Savage	69	2025	Yes	•

•	Committee Chair	•	Committee Member
SELECTED CURRENT CORPORATE GOVERNANCE PRACTICES

Number of directors	Majority voting in uncontested director elections	Separation of Chairman and CEO roles
10	✓ Yes	✓ Yes

Number of independent directors	Stock ownership and retention guidelines for senior executives and directors	Stockholder engagement program
9	✓ Yes	✓ Yes

Average tenure of directors	Declassified Board	No poison pill
6 years	✓ Yes	✓ Yes

iv	JBT Marel Corporation 2026 Proxy Statement

Proposal 2	Board Recommendation
Advisory Vote to Approve Named Executive Officer Compensation	FOR	✓	See Page 15
EXECUTIVE COMPENSATION HIGHLIGHTS

Alignment with Stockholders for Named Executive Officers
To encourage a focus on long-term success, our compensation structure includes equity incentives with a three-year vesting requirement and a performance-based component tied to company performance over the same period.
87% of the Chief Executive Officer's and an average of 69% for other named executive officers' target compensation for 2025 is at-risk.

Financial Targets that Drive Growth and Align with Stockholders Interest
Targets for our annual cash incentive plan require continued significant year-over-year growth in adjusted EBITDA, improvement in adjusted EBITDA margin, and a decrease in our financial leverage.
The long-term incentive performance awards include three-year adjusted earnings per share (“EPS”) targets, targets for sustaining a high level of return on invested capital (“ROIC”), as well as the relative comparison in stock price and dividend growth compared to the S&P 1500 Industrial Machinery index constituents.

Pay-for-Performance and Strong Emphasis on Results
A significant portion—59%—of the Chief Executive Officer's and an average of 50% for other named executive officers' target compensation was tied to performance incentives for 2025.
75% of the annual target cash incentive opportunity and 60% of the value of long-term equity incentives are tied to key financial and stock price performance metrics.

Competitive Pay Opportunities
We provide competitive pay opportunities aligned with industry standards and consistent with target levels within our comparator peer group, with appropriate differences based on individual experience, impact and performance. Total target compensation is generally consistent with median benchmark levels.

Proposal 3	Board Recommendation
Ratification of Appointment of Independent Registered Public Accounting Firm for 2026	FOR	✓	See Page 56

JBT Marel Corporation 2026 Proxy Statement	v

vi	JBT Marel Corporation 2026 Proxy Statement

OTHER MATTERS	61
Delinquent Section 16(a) Reports	61
Proposals for the 2027 Annual Meeting of Stockholders	61
Expenses Relating to the Proxy Solicitation	61

QUESTIONS AND ANSWERS ABOUT OUR 2026 ANNUAL MEETING	62

APPENDIX A: NON-GAAP FINANCIAL MEASURES	66

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond JBT Marel's ability to control. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by JBT Marel will be achieved. The factors that could cause JBT Marel’s actual results to differ materially from expectations include, but are not limited, to the factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in JBT Marel’s most recent Annual Report on Form 10-K and in any subsequently filed Quarterly Reports on Form 10-Q. If one or more of those or other risks or uncertainties materialize, or if JBT Marel’s underlying assumptions prove to be incorrect, actual results may vary materially from what JBT Marel projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by JBT Marel’s forward-looking statements. The forward-looking statements included in this Proxy Statement are made only as of the date hereof, and JBT Marel undertakes no obligation to publicly update or revise any forward-looking statement made by JBT Marel or on its behalf, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

JBT Marel is providing its website address in this Proxy Statement solely for the information of investors. JBT Marel does not intend the address to be an active link, or to otherwise incorporate, the contents of the Company's website, including any materials that are noted in this Proxy Statement as being posted on the Company's website, into this Proxy Statement or into any of its other filings with the Securities and Exchange Commission.

JBT Marel Corporation 2026 Proxy Statement	vii

Proposal 1: Election of Directors

Proposal Election of Directors	Board Recommendation The Board of Directors recommends that you vote FOR each director nominee	✓

PROPOSAL SUMMARY
The re-election of ten Directors.
The Board of Directors consists of ten members. Previously, the Board of Directors had three classes of directors, with directors serving for three-year terms. At our 2023 Annual Meeting of Stockholders, our stockholders approved a proposal to amend our Certificate of Incorporation to transition to annual elections of all our directors. On May 15, 2023, our Certificate of Incorporation was amended to implement this change on a staggered basis. As a result, beginning with the Annual Meeting, the entire Board will be elected annually.

In connection with the Company's combination with Marel, the Board of Directors appointed four new directors, Ólafur S. Gudmundsson, Svafa Grönfeldt, Arnar Thor Másson, and Ann E. Savage, each of whom had previously served on the Board of Directors for Marel. The appointment of each director was effective on January 2, 2025.
The Board of Directors has nominated Barbara L. Brasier, Brian A. Deck, Alan D. Feldman, Svafa Grönfeldt, Ólafur S. Gudmundsson, Charles L. Harrington, Lawrence V. Jackson, Polly B. Kawalek, Arnar Thor Másson, and Ann E. Savage for re-election. Information about the nominees, and the Board of Directors as a whole, is contained in the section of this Proxy Statement entitled “Board of Directors.”
The Board of Directors expects that all ten of the nominees will be able and willing to serve as directors. If any nominee is not available:
•the proxies may be voted for another person nominated by the current Board of Directors to fill the vacancy;
•the Board of Directors may decide to leave the vacancy temporarily unfilled; or
•the size of the Board of Directors may be reduced.
Vote Required
The election of directors will be determined by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be counted as present for purposes of determining if a quorum is present and will have the same effect as a vote against this proposal. Broker non-votes will have no impact on the outcome of this proposal.

JBT Marel Corporation 2026 Proxy Statement	1

Proposal 1: Election of Directors
NOMINEES FOR DIRECTOR
Barbara L. Brasier

Director Since: 2019 Age: 67
Background
•Senior Vice President and Chief Financial Officer of Herc Holdings, Inc., an equipment rental company, from 2015 to 2018
•Senior Vice President, Tax and Treasury of Mondelēz International, Inc., a global snack company, from 2012 to 2015
•Director of Molina Healthcare, Inc. since May 2019; member of the audit committee and the compensation committee since May 2019
•Director of The Marzetti Company (formerly Lancaster Colony Corporation) since November 2019; member of the audit committee and the compensation committee since November 2019
•Director of Henny Penny Corporation from April 2020 to December 2025; member of the audit committee

Qualifications
•Experience as a senior executive in finance spanning a career of over 35 years in various industries including public accounting, paper and packaging, industrial equipment and food production
•Broad global operating, finance and M&A experience
Committees:
•Chair of the Audit Committee
•Member of the Governance and Sustainability Committee

Brian A. Deck

Director Since: 2020 Age: 57
Background
•Director and Chief Executive Officer of JBT Marel Corporation, since January 2025
•Director, President and Chief Executive Officer of JBT Corporation, from December 2020 to January 2025
•Interim President and Chief Executive Officer of JBT Corporation from June 2020 to December 2020
•Executive Vice President and Chief Financial Officer of JBT Corporation, from May 2014 to September 2020
•Chief Financial Officer of National Material L.P., a diversified industrial holding company, from May 2011 to 2014

Qualifications
•Over ten years as a JBT executive leading our diversified businesses through two growth strategies, capital deployment via multiple acquisitions, disposition of our AeroTech business in furtherance of a pure play food and beverage industry strategy, a digital transformation strategy, capital structure changes, execution of the Company’s margin expansion program and restructuring actions
•Positions of increasing responsibility at Ryerson Inc., General Electric Capital, Bank One (now JPMorgan Chase & Co.) and Cole Taylor Bank

Alan D. Feldman

Director Since: 2008 Age: 74
Background
•Chairman of the Board of Directors of JBT Marel Corporation since June 2020
•President and Chief Executive Officer of Midas, Inc., an international automotive services company, from January 2003 to May 2012 and Chairman from May 2006 to May 2012
•Director of Foot Locker, Inc. from 2005 to 2024
•Director of GNC Holdings, Inc. from 2013 to 2020

Qualifications
•Expertise in the fast-food, quick-serve and snack food industries derived from senior management positions with McDonald’s and PepsiCo’s Frito-Lay and Pizza Hut operating units
•Experience of a former chief executive officer and board chairman of an international retail, parts and services business
•Former director of Foot Locker, Inc. and GNC Holdings, Inc.
Committees:
•Member of the Compensation and Human Resources Committee

2	JBT Marel Corporation 2026 Proxy Statement

Proposal 1: Election of Directors
Dr. Svafa Grönfeldt

Director Since: 2025 Age: 61
Background
•Professor of Practice at the Massachusetts Institute of Technology ("MIT") since 2021
•Founding member of DesignX, an innovation accelerator focused on the design and development of technology and service-based ventures created at MIT
•Director of Icelandair Group hf. since 2019
•Director of Embla Medical hf. since 2008
•Director of Marel hf. from 2021 to 2025
•Director of Origo ehf. from 2019 to 2021

Qualifications
•Broad board experience and an executive career focused on organizational design for high growth companies, strategy implementation, service process design for operational improvement and performance tracking
•Previous positions include executive leadership roles at two global life science companies, Alvogen and Actavis Group
•Former President of Reykjavik University in Iceland
Committees:
•Member of the Audit Committee

Dr. Ólafur S. Gudmundsson

Director Since: 2025 Age: 56	Background •Head of Discovery Pharmaceutics and Analytical Sciences of Bristol Myers Squibb, Inc, a global biopharmaceutical company, since 2021 •Director of Marel hf. from 2014 to 2025
Qualifications
•More than two decades of experience in the pharmaceutical industry, including research and development, global portfolio strategy, evaluation of acquisitions, and integration of merged companies
•Director of NP Innovation, a Swedish water treatment company
•Director of Eyrir Invest, an international investment company, from 2008 to 2025
Committees:
•Member of the Compensation and Human Resources Committee
•Member of the Governance and Sustainability Committee

Charles L. Harrington

Director Since: 2022 Age: 67
Background
•Executive Chairman of Parsons Corporation, a digitally enabled solutions provider focused on the defense, intelligence and critical infrastructure markets, from July 2021 to April 2022
•Chairman, Chief Executive Officer and President of Parsons Corporation from April 2008 to July 2021
•Director of Constellation Energy Corporation since February 2022
•Director of J.G. Boswell Company from June 2015 to October 2025
•Director of Korn Ferry from September 2022 to September 2025

Qualifications
•40-year career at Parsons Corporation with increasing levels of leadership and executive responsibilities, including CEO and CFO
•Experience as a chief executive, board chairman, and public company director provides the Board with significant experience in its evaluations of risks and opportunities facing our Company
Committees:
•Member of the Audit Committee
•Chair of the Governance and Sustainability Committee

JBT Marel Corporation 2026 Proxy Statement	3

Proposal 1: Election of Directors
Lawrence V. Jackson

Director Since: 2020 Age: 72
Background
•Chairman of SourceMark LLC, a medical device manufacturer, since 2010
•President and Chief Executive Officer of SourceMark LLC from 2008 to 2010
•Senior Advisor of New Mountain Capital LLC, a private investment firm, since 2008
•Director of ABB Ltd. since 2013
•Director of Assurant, Inc. from May 2009 to May 2025
•Director of Bloomin’ Brands, Inc. from May 2020 to May 2025

Qualifications
•Over 30 years of senior executive and logistics management experience with leading consumer product and food related companies, including Dollar General, Walmart, Safeway and PepsiCo
•Significant board leadership experience, including previous directorships at Allied Waste Industries, Inc., Fresh America Corporation, Prologis, Inc., RadioShack Corporation and Snyder’s-Lance, as well as several private portfolio companies owned by New Mountain Capital
Committees:
•Member of the Compensation and Human Resources Committee
•Member of the Governance and Sustainability Committee

Polly B. Kawalek

Director Since: 2008 Age: 71	Background •President of Quaker Oats’ U.S. Foods division, an international manufacturer of branded products, from 2001 to 2004 •President of Quaker Oats' Hot Breakfast division from 1997 to 2000
Qualifications
•25 years of food industry experience from roles at Quaker Oats, both prior and subsequent to its acquisition by PepsiCo
•Expertise in research and development, product innovation, marketing, and strategic planning
•Valuable board leadership experience, including previous directorships at Elkay Manufacturing Company, Martek Biosciences Corp., and Kimball International, Inc.
Committees:
•Chair of the Compensation and Human Resources Committee

4	JBT Marel Corporation 2026 Proxy Statement

Proposal 1: Election of Directors
Arnar Thor Másson

Director Since: 2025 Age: 54
Background
•Director of Síminn hf., a telecommunications company, since 2021
•Chief Human Resources and Strategy Officer of Isavia ohf., an airport developer and operator, from 2019 to 2020
•Director of Marel hf. from 2001 to 2025; chair from 2021 to 2025 and vice chair from 2013 to 2021
•Alternate director on the residence board at the European Bank for Reconstruction and Development (EBRD) in London, United Kingdom (2016-2019)
•Director General in the Prime Minister’s Office for 6 years, Government of Iceland (2010-2016)
•Deputy Director General in the Ministry of Finance, Government of Iceland (2000-2010)

Qualifications
•Diverse experience with businesses and government, including roles with the European Bank for Reconstruction and Development, the Iceland Prime Minister's Office, and the Iceland Ministry of Finance
•Experience as long-time board member and leader of public and private companies
Committees:
•Member of the Compensation and Human Resources Committee
•Member of the Governance and Sustainability Committee

Ann E. Savage

Director Since: 2025 Age: 69	Background •Head of Food Technical, Food Safety and Risk Management, Gousto (SCA Investments Limited, trading as Gousto), a meal kit company, from 2018 to 2021 •Director of Marel hf. from 2013 to 2025
Qualifications
•Over 40 years of experience in the food industry, including as Group Technical Director and Member of the Management Board of, Bakkavor Group plc, a global manufacturer of prepared foods
•Experience includes leadership roles in food safety, food standards, prepared foods, health and safety, sustainability, and manufacturing excellence
Committees:
•Member of the Audit Committee

JBT Marel Corporation 2026 Proxy Statement	5

Proposal 1: Election of Directors
INFORMATION ABOUT THE BOARD OF DIRECTORS
Corporate Governance
Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner that is consistent with applicable legal requirements and a business model that requires our employees to conduct business with the highest standards of integrity. The Board has adopted Corporate Governance Guidelines and a code of ethics, our Guide to Ethical Conduct, to promote this purpose. The Board reviews these governance practices, the corporate laws of the State of Delaware under which we are incorporated, the rules and listing standards of the New York Stock Exchange and Nasdaq Iceland, and the regulations of the Securities and Exchange Commission, as well as best practices recognized by governance authorities. Our Corporate Governance Guidelines and Guide to Ethical Conduct may be viewed on our website at https://ir.jbtmarel.com/corporate-governance/governance-documents and are also available in print to any stockholder upon request. A request should be directed to 333 West Wacker Drive, Suite 3400, Chicago, Illinois 60606, Attention: Executive Vice President, General Counsel and Secretary.
Stockholder Engagement
Our Board of Directors believes that stockholders should have opportunities to engage directly with Company management and the Board. The Company engages with stockholders on a variety of topics throughout the year to ensure we are addressing questions and concerns, to seek input and to provide perspective on the Company’s strategy, operating results, executive compensation, and governance policies. Stockholder feedback from these engagements is considered by the Board of Directors. The Company’s stockholder engagement program includes but is not limited to investor days, roadshows, one-on-one conferences, Company business operation site visits, outreach to investors on governance and related topics, and general availability to respond to investor inquiries. The multi-faceted nature of this program allows the Company to maintain meaningful engagement with a broad audience of stockholders.
Stockholder Communications to the Board
Stockholders and other interested parties may communicate directly with the Board of Directors, with the Chairman of the Board of Directors or the independent directors as a group by submitting written correspondence to the Board of Directors or its independent directors, c/o JBT Marel Corporation, 333 West Wacker Drive, Suite 3400, Chicago, Illinois 60606 Attention: Executive Vice President, General Counsel and Secretary. The Executive Vice President, General Counsel and Secretary initially reviews all correspondence to the directors and delivers the correspondence to the addressee, as appropriate. Correspondence that is unrelated to the duties and responsibilities of the Board will not be distributed to the Board, including spam, product complaints or inquiries, new product suggestions, resumes or job inquiries, advertisements or any inappropriate communications. Correspondence addressed to a specific director or Board committee will be delivered to that director or Board committee. The Chairman of the Board of Directors will review any other communication at the next regularly scheduled Board meeting unless, in the judgment of the Chairman, earlier communication to the full Board is warranted.
Director Independence
The Governance and Sustainability Committee conducts a review of the independence of the members of the Board of Directors. Each of our directors completes an annual questionnaire requiring disclosure of any relationships (including industrial, banking, consulting, legal, accounting, charitable or familial relationships) which could impair the independence of such director. Newly added Board members are required to complete a questionnaire before beginning service on the Board. To assess independence, the Board’s Governance and Sustainability Committee reviews any transactions, relationships and arrangements between us and our subsidiaries, affiliates and executive officers with companies with whom the non-employee directors are affiliated or employed. None of our non-employee directors who continue to serve on the Board at the time of this analysis had any transactions, relationships or arrangements of this nature.
Based on the report and recommendation of the Governance and Sustainability Committee, the Board has determined that each of its non-employee members (Barbara L. Brasier, Alan D. Feldman, Ólafur S. Gudmundsson, Svafa Grönfeldt, Charles L. Harrington, Lawrence V. Jackson, Polly B. Kawalek, Arnar Thor Másson, and Ann E. Savage) satisfies the independence criteria set forth in the listing standards of the New York Stock Exchange, the applicable regulations adopted by the Securities and Exchange Commission, and the

6	JBT Marel Corporation 2026 Proxy Statement

Proposal 1: Election of Directors
guidelines on corporate governance of Nasdaq Iceland. Brian Deck is not deemed independent because he is an employee of JBT Marel.
Director Skills, Expertise and Experience
Our Corporate Governance Guidelines provide that Board members will be selected based on integrity, successful business experience, stature in their own fields of endeavor, and the variety of perspectives they bring to the Board. Our Corporate Governance Guidelines state that consideration should also be given to candidates with experience in the Company’s lines of business and leadership in such areas as government service, academia, finance and international trade. The Board specifically seeks director candidates who meet the following parameters: experience in the food industry; industrial manufacturing background; international business exposure; financial expertise; diversity of experience/perspectives; chief executive officer or senior P&L management skills; experience on public company boards; and a sophisticated understanding of M&A transactions and integration into existing businesses. We believe we have achieved a variety of perspectives with our current Board membership, which consists of directors who are holding or have held a variety of senior management level positions and have extensive public company board experience, broad experience across the industries in which we conduct business, international business expertise and government service. For more information regarding the background, experience and attributes of our directors, please refer to the complete biographies of our directors that appear under “Nominees for Director” in this Proxy Statement.
The following matrix highlights certain key skills and expertise that are possessed by our directors. The fact that a director is not designated as having a particular skill does not mean that the director is not able to make a meaningful contribution to the Board’s decision-making or oversight in that area. Additional details on each director's skills, qualifications and experiences are set forth in their individual biographies. The skills and expertise reported below were reported to us by our directors through a self-assessment questionnaire, and are intended to identify specific knowledge, skills or experiences the director nominee will contribute or has contributed to the Board.

Skill / Expertise	Representation on the Board
Corporate Governance / Executive Leadership	• • • • • • • • • •	100%
Finance / Accounting	• • • • • • • • •	90%
Global Business	• • • • • • • • • •	100%
Industry Experience	• • • • • • • • • •	100%
Manufacturing / Services / Digital	• • • • • • • •	80%
Risk Management / Legal & Government Affairs	• • • • • • • • •	90%
Strategic Planning / M&A	• • • • • • • • •	90%
Human Capital	• • • • • • • • • •	100%
IT	• • • • • • •	70%
Innovation	• • • • • • •	70%
Sales / Marketing	• • • • • •	60%
Sustainability	• • • • • • • • •	90%

•	Hands-on or direct managerial experience	•	Other experience

JBT Marel Corporation 2026 Proxy Statement	7

Proposal 1: Election of Directors
Board Performance Evaluations
Annually, each director completes an evaluation of the full Board of Directors and of each standing committee on which the director serves. The evaluation consists of a written questionnaire and individual interviews conducted by the Chair of the Governance and Sustainability Committee. The Chair also solicits feedback from members of management. The Chair and our Executive Vice President, General Counsel and Secretary compile the results of the assessments and the Chair reports the results to the Board. This assessment evaluates the Board’s composition and contribution as a whole to the Company and reviews areas in which the Board of Directors believes a stronger contribution could be made.
Board Succession Planning and Refreshment
The Governance and Sustainability Committee oversees and plans for Board member succession to ensure a mix of skills, experience, tenure and perspectives that promote and support the Company’s long-term strategy. The Governance and Sustainability Committee reviews and updates the director skill matrix as needed to include the skills and expertise the Committee prioritizes. The Board's annual self-evaluation includes questions on the composition of the Board. The Governance and Sustainability Committee uses the matrix and self-evaluations as part of its Board refreshment work to compare the skills needed by the Board against the skills and expertise represented on the Board.
Director Nominations
Stockholders may submit recommendations for future candidates for election to the Board of Directors for consideration by the Governance and Sustainability Committee by writing to: Executive Vice President, General Counsel and Secretary, JBT Marel Corporation, 333 West Wacker Drive, Suite 3400, Chicago, Illinois 60606. To make a nomination for the 2027 Annual Meeting, please refer to the requirements set forth in our By-laws and the timing requirements specified in the section of this Proxy Statement entitled “Proposals for the 2027 Annual Meeting of Stockholders.” All submissions from stockholders meeting the requirements set forth in our By-laws will be reviewed by the Governance and Sustainability Committee.
In connection with its role in recommending candidates for the Board, the Governance and Sustainability Committee advises the Board with respect to the combination of skills, experience, perspective and background that its members believe are required for the effective functioning of the Board considering our current business strategies and regulatory, geographic and market environment. The Committee has not established specific, minimum qualifications for director nominees. Our Corporate Governance Guidelines provide that directors should be selected based on integrity, successful business experience, stature in their own fields of endeavor and the perspectives they bring to the Board. Nominees to be evaluated by the Governance and Sustainability Committee for future vacancies on the Board will be selected by the Committee from candidates recommended by multiple sources, including business and personal contacts of the members of the Governance and Sustainability Committee or other Board members, recommendations by our senior management and candidates identified by independent search firms, stockholders and other sources, all of whom will be evaluated based on the same criteria. All of the current nominees for the Board are standing members of the Board that are proposed by the entire Board for re-election.
In connection with the combination of JBT and Marel, the Board was required to establish and maintain through the third anniversary of the closing of the combination a special nominating committee. This committee has the exclusive authority to propose candidates to fill any vacancy resulting from the cessation of service by any director who previously served on the Marel board of directors. The special nominating committee acts through a majority vote of the committee members. The special nominating committee must consist of two directors who previously served on the Marel board of directors and one director who served on the JBT board prior to the combination. The committee currently consists of Ólafur Gudmundsson, Arnar Thor Másson and Charles Harrington.
Board Leadership Structure
Currently, the Board of Directors believes the interests of the Company and its stockholders are best served through a leadership model with the roles of Chairman and Chief Executive Officer separated. Alan Feldman was elected to the role of Chairman in 2020. The Board retains the authority to modify its Board leadership structure in the future to address our Company’s circumstances and advance the best interests of the Company and its stockholders as and when appropriate.

8	JBT Marel Corporation 2026 Proxy Statement

Proposal 1: Election of Directors

Our Corporate Governance Guidelines provide for the annual election of a lead independent director by a majority of the non-employee directors when the Chief Executive Officer is serving as Board Chairman. Our Board has determined that there is no need for a lead independent director while a non-employee director, Mr. Feldman, serves as our Chairman.
Committees of the Board
The Board of Directors has three standing committees: an Audit Committee, a Compensation and Human Resources Committee, and a Governance and Sustainability Committee. Committee assignments are typically reassessed annually and will be considered at the May 2026 Board meeting following our Annual Meeting.
Each of the committees described above operates pursuant to a written charter setting out the functions and responsibilities of the committee, each of which may be reviewed on our website under Governance at https://ir.jbtmarel.com, and is also available in print to stockholders upon request submitted to our principal executive offices at 333 West Wacker Drive, Suite 3400, Chicago, Illinois 60606, Attention: Executive Vice President, General Counsel and Secretary.
Audit Committee

Committee Members	Primary Responsibilities	# of Meetings in 2025
Barbara L. Brasier (Chair) Svafa Grönfeldt Charles L. Harrington Ann E. Savage
Assist the Board of Directors' oversight of:
•the Company's financial reporting process
•the integrity of the financial statements and accounting and financial reporting processes and systems of internal control over financial reporting of the Company;
•the Company's compliance with legal and regulatory requirements to the extent such compliance relates to the Company's financial statements and financial disclosures;
•the independence and qualifications of the Company's independent auditors, and the qualifications of the Company's internal auditor;
•the performance of the Company's internal audit function and independent functions and independent auditors;
•the performance of the company's internal audit function and independent auditors; and
•the Company's guidelines and policies with respect to risk assessment and risk management.
6
Audit Committee members meet privately in separate sessions with representatives of our independent registered public accounting firm and our Vice President of Internal Audit after certain Audit Committee meetings.
The Board of Directors has determined that all of the currently serving members of the Audit Committee (Barbara L. Brasier, Svafa Grönfeldt, Charles L. Harrington, and Ann E. Savage): (i) are independent directors as defined by the New York Stock Exchange listing rules; (ii) satisfy the enhanced independence criteria required for audit committee service under the applicable Securities and Exchange Commission and Nasdaq Iceland rules; and (iii) meet the New York Stock Exchange standard of having accounting or related financial management expertise. The Board of Directors has determined that each of Ms. Brasier, Dr. Grönfeldt and Mr. Harrington qualifies as an audit committee financial expert within the meaning of Securities and Exchange regulations.

JBT Marel Corporation 2026 Proxy Statement	9

Proposal 1: Election of Directors
Compensation and Human Resources Committee

Committee Members	Primary Responsibilities	# of Meetings in 2025
Polly B. Kawalek (Chair) Alan D. Feldman Ólafur S. Gudmundsson Lawrence V. Jackson Arnar Thor Másson	Assist the Board of Directors in fulfilling its responsibilities by providing oversight of: •executive compensation policies and design practices; •the alignment of pay and performance; •total compensation for the Chief Executive Officer; •compensation levels of executive officers and non-employee directors; •the Company’s benefit plans; and •policies, programs, and initiatives focusing on the Company’s leadership and workforce.	5
The Board of Directors has determined that all of the members of the Compensation and Human Resources Committee (Polly B. Kawalek, Alan D. Feldman, Lawrence V. Jackson, Ólafur S. Gudmundsson and Arnar Thor Másson): (i) are independent directors as defined by the New York Stock Exchange listing rules; and (ii) satisfy the enhanced independence criteria required for compensation committee service under Securities and Exchange Commission regulations and the New York Stock Exchange listing standards. The Compensation and Human Resources Committee members meet privately in separate sessions with representatives of our compensation consultant and our Executive Vice President, Human Resources after most committee meetings.
Compensation and Human Resources Committee Interlocks and Insider Participation
During 2025, the members of the Board who served on the Compensation and Human Resources Committee were Alan D. Feldman, Ólafur S. Gudmundsson, Lawrence V. Jackson, Polly B. Kawalek, Arnar Thor Másson, none of whom has ever been an officer or employee of our Company. None of our executive officers has ever served on the board of directors or on the compensation committee of any other entity that has had any executive officer serving as a member of our Board of Directors.
Governance and Sustainability Committee

Committee Members	Primary Responsibilities	# of Meetings in 2025
Charles L. Harrington (Chair) Barbara L. Brasier Lawrence V. Jackson Ólafur S. Gudmundsson Arnar Thor Másson
Assist the Board of Directors in fulfilling its responsibilities by:
•identifying, screening and recommending qualified candidates for vacancies on the Board (including vacancies created by an increase in the size of the Board) in accordance with criteria established by the Board;
•identifying, screening and recommending the nominees to be submitted for election to the Board at the annual meeting of stockholders;
•recommending members of the Board to serve on each committee of the Board;
•developing and recommending to the Board corporate governance guidelines and periodically reviewing and evaluating those guidelines and the Corporation’s code of business conduct and ethics; and
•overseeing the Corporation’s sustainability programs and initiatives.
5
The Board of Directors has determined that all of the members of the Governance and Sustainability Committee (Charles L. Harrington, Barbara L. Brasier, Ólafur S. Gudmundsson, Lawrence V. Jackson, and Arnar Thor Másson) are independent directors as defined by the New York Stock Exchange listing rules, and satisfy independence requirements in the guidelines for corporate governance of Nasdaq Iceland.

10	JBT Marel Corporation 2026 Proxy Statement

Proposal 1: Election of Directors
Role of the Board in Risk Oversight
As part of its general oversight over the management of the Company, our Audit Committee periodically reviews assessments prepared by our management of the primary risks relevant to our business and the mitigation actions we implement to address these risks. The role of the Board in risk oversight is to provide guidance to management through its Audit Committee, based upon their experience and perspectives, regarding the overall effectiveness of its strategies to monitor and mitigate those risks. During Board meetings, the Board periodically receives reports directly from the Presidents of each of our divisions; these updates provide our Board with a more detailed understanding of the strategies of each of our divisions and the opportunities and risks that they face. Management also provides the Audit Committee with periodic reports regarding its enterprise risk management programs, our internal audit program, our code of ethics and compliance training programs and our evaluations of internal control over financial reporting. Cybersecurity is a critical part of risk management for the Company. The Audit Committee recognizes the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection and mitigation of the effects of any such incidents on our Company. With respect to cybersecurity, the Audit Committee receives periodic reports from management, including updates on the internal and external cybersecurity threat landscape, incident response, assessment and training activities and technical developments. In addition, management provides the Audit Committee with periodic updates on our artificial intelligence risks, opportunities and strategy. Our Audit Committee also receives a quarterly update from our General Counsel regarding significant litigation and legal loss contingencies involving the Company, reports to our ethics hotline and updates with regard to the Company's ethics and compliance program.
Our Compensation and Human Resources Committee periodically reviews assessments prepared by both management and Meridian of potential risks associated with our compensation programs and determines whether our compensation policies, practices and plan design provisions adequately and effectively mitigate those risks. The Compensation and Human Resources Committee periodically reports its findings and recommendations, if any, to the Board. In 2025, no risks associated with our compensation programs were identified that are reasonably likely to have a material adverse effect on the Company.

The Governance and Sustainability Committee provides oversight over the Company’s sustainability programs and receives regular briefings on the risks and opportunities to the Company relating to sustainability, on the feedback from stockholders, employees and rating organizations in these areas and on the sustainability-related disclosures made by the Company.
Meetings
Our Board of Directors held four meetings during 2025. Each director attended at least 75% of the meetings of the Board. In addition, each of our directors attended at least 75% of the meetings of the committees on which he or she served during 2025. The Company encourages Board members to virtually attend the 2026 Annual Meeting of Stockholders. All of our Board members attended the 2025 Annual Meeting of Stockholders.
Executive Sessions of Independent Directors
The Company’s Corporate Governance Guidelines require executive sessions of independent directors to be held at least once per year. Mr. Feldman, our Chairman of the Board of Directors, leads these executive sessions. In addition, executive sessions without management are regularly held after Board committee meetings and are chaired by the respective chairs of the Board committees.

JBT Marel Corporation 2026 Proxy Statement	11

Proposal 1: Election of Directors
Director Compensation
The Compensation and Human Resources Committee periodically reviews non-employee director compensation to ensure that the amount of compensation provided to non-employee directors is within appropriate parameters. In late 2024, the Compensation and Human Resources Committee commissioned Meridian to conduct a peer group survey to review non-employee director compensation. The results of the survey indicated that our total non-employee director compensation was below the peer group median. Accordingly, the Compensation and Human Resources Committee recommended to the full Board a modest increase in non-employee director compensation in 2025 to realign with the peer group companies, which was approved by the Board.
For 2025, each of our non-employee directors was eligible to receive an annual retainer of $95,000. This annual retainer is structured to provide each non-employee director with the option to receive 0%, 50%, or 100% of the value of the retainer in the form of restricted stock units (“RSUs”), and the option to elect to receive any remainder in cash, payable in quarterly installments. RSUs granted as part of the 2025 retainer had a fair market value equal to the deferred amount of the annual retainer on the date of the grant and vest in June 2026. The amount of this annual retainer is allocated among fees earned or paid in cash (column (b)) and stock awards (column (c)) in the Director Compensation Table below based upon the election made by each director.
We also make an annual non-retainer equity grant of RSUs to our non-employee directors. Our practice is to grant these awards on June 1 of each year. On June 1, 2025, we awarded each of our non-employee directors RSUs with a value of $160,000, which is included in the amount contained in column (c) of the Director Compensation Table below.
Our non-employee directors do not receive additional cash remuneration for Board of Directors meetings or committee meetings attended, although committee chairs, and the non-executive Chairman of the Board do receive additional remuneration for these roles, at competitive market levels. For 2025:
•The chair of the Audit Committee received an additional annual fee of $25,000;
•The chair of the Compensation and Human Resources Committee received an additional annual fee of $15,000;
•The chair of the Governance and Sustainability Committee received an additional annual fee of $15,000; and
•The Chairman of the Board received an additional annual fee of $125,000.
Pro-rated portions of these additional fees are included as fees earned or paid (column (b)) for 2025 in the Director Compensation Table below for each of our directors who served in such roles.
Each non-employee director will also receive reimbursement for reasonable incidental expenses incurred in connection with the physical attendance of meetings of the Board and Board committees, certain other Company events or meetings or continuing education conferences they attend related to their Board service.
We have stock ownership requirements for our non-employee directors that are based on a multiple of five times the amount of each non-employee director’s annual retainer to be met within five years of their appointment to the Board, and each of our non-employee directors who is currently subject to this requirement is in compliance with the ownership requirements. Non-employee directors who meet the ownership guidelines may elect to have the RSUs they receive from the annual retainer and the annual non-retainer equity grants they are awarded (i) distributed at the time of vesting, which is one year after grant date, or (ii) distributed after they complete their service on our Board. Unvested RSUs will be settled and are payable in Common Stock upon the death or disability of a director or in the event of a change-in-control of the Company, as such term is defined in the John Bean Technologies Corporation 2017 Incentive Compensation and Stock Plan (Incentive Compensation Plan).

12	JBT Marel Corporation 2026 Proxy Statement

Proposal 1: Election of Directors
The following table shows all compensation awarded, paid to or earned by the non-employee members of our Board of Directors from all sources for services rendered in all of their capacities to us during 2025.
Director Compensation Table

	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Name (1)	($) (2)	($) (3)	($) (4)	($)
(a)	(b)	(c)	(d)	(e)
Brasier, Barbara L.	$116,677	160,000	$8,462	$285,139
Devine, C. Maury (5)	$27,500	—	$—	$27,500
Feldman, Alan D	$216,667	160,000	$3,242	$379,909
Gronfeldt, Svafa	$71,250	220,417	$—	$291,667
Gudmundsson, Ólafur	$71,250	220,417	$1,328	$292,995
Harrington, Charles L.	$11,250	255,000	$2,680	$268,930
Jackson, Lawrence V.	$95,000	160,000	$3,284	$258,284
Kawalek, Polly B	$15,000	255,000	$126	$270,126
Másson, Arnar Thor	$71,250	220,417	$—	$291,667
Savage, Ann E.	$71,250	220,417	$1,253	$292,920
____________________________________
(1)Brian A. Deck, our Chief Executive Officer, is not included in the table as he was an employee during 2025 and did not receive compensation for his service as director. The compensation paid to Mr. Deck is shown in the Summary Compensation Table in this Proxy Statement.
(2)Includes the amount of any cash portion of the director’s annual retainer each director elected to receive, and additional fees paid to the chairperson of each board committee, and to the Chairman of the Board, for serving in those functions.
(3)Mr. Másson, Dr. Gudmundsson, Dr. Grönfeldt, and Ms. Savage each received RSU grants on January 3, 2025, valued at $125.32 per share, the closing price of our Common Stock on January 3, 2025, at the pro-rata amount equal to the time serving as Director from January 2025 to June 1, 2025, reflecting an aggregate grant date fair value for all of our non-employee directors of $241,6667. Annual RSU grants were made on June 2, 2025, valued at $112.80 per share, the closing price of our Common Stock on June 2, 2025. The amount reflected above represents the fair value of the awards at grant date.
(4)Amounts in this column represent any reimbursement for reasonable incidental expenses incurred in connection with the physical attendance of meetings of the Board and Board committees, certain other Company events or meetings or continuing education conferences they attend related to their Board service.
(5)Ms. Devine retired from the Board effective on January 2, 2025.
Our non-employee directors do not participate in our employee benefit plans other than our matching program for charitable contributions.

JBT Marel Corporation 2026 Proxy Statement	13

Proposal 1: Election of Directors
TRANSACTIONS WITH RELATED PERSONS
During 2025, the Company was not a participant in any transaction or series of related transactions in which any “related person” had or will have a material interest and the amount involved exceeded $120,000. A “related person” is any person who was in any of the following categories since the beginning of 2025:
•any of our directors or executive officers;
•any nominee for director;
•any immediate family member of any of our directors or executive officers or any nominee for director, meaning any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and any person (other than a tenant or an employee) sharing the household of a director or executive officer or a nominee for director;
•a security holder who beneficially owns more than five percent of our Common Stock; or
•any immediate family member of such a security holder.
Under its charter, the Audit Committee is responsible for reviewing, approving and overseeing any transactions between the Company and with any “related person.” Our related party transaction policy states that the Company will consummate a related party transaction only when the transaction has been approved in advance, taking into consideration the factors set forth in the related party transaction policy. The factors considered in the evaluation of a related party transaction include the relevant facts and circumstances of the proposed transaction and whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party.
All of our directors and executive officers are subject to our Guide to Ethical Conduct. Our Guide to Ethical Conduct provides that each of our employees and directors is expected to avoid engaging in activities where their personal interests conflict with, or have the appearance of conflicting with, the Company's interests. Personal interests that may give rise to conflicts of interest include commercial, industrial, banking, consulting, legal, accounting, charitable and financial relationships, and may also arise when a director or employee receives personal benefits outside of the compensation or reimbursement programs approved by the Board of Directors. These requirements also extend to immediate family members of employees and directors. Under our Corporate Governance Guidelines, directors must disclose to the Board of Directors any potential conflict of interest they may have with respect to a matter under discussion and, if appropriate, recuse themselves and not participate in the discussion or voting on a matter on which they may have a conflict.

14	JBT Marel Corporation 2026 Proxy Statement

Proposal 2: Say on Pay

Proposal Advisory Vote to Approve Named Executive Officer Compensation	Board Recommendation The Board of Directors recommends a vote, on an advisory basis, FOR the resolution to approve executive compensation noted below.	✓

PROPOSAL SUMMARY
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby approved.”
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are seeking stockholder approval, on an advisory basis, of a non-binding resolution on the compensation of our executive officers whose compensation is included in the Summary Compensation Table of this Proxy Statement (our “named executive officers”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation” section of this Proxy Statement.
At our Annual Meeting held in 2025, our stockholders approved the compensation of our named executive officers as disclosed in our 2025 Proxy Statement in a non-binding “say on pay” advisory vote by 96.9 percent of the votes cast. The Board of Directors and the Compensation and Human Resources Committee considered these voting results, along with other input from our stockholder engagement efforts, when they made decisions regarding the compensation of our named executive officers. Unless the Board of Directors modifies its determination on the frequency of future Say-on-Pay votes, the next such advisory vote will be held at the 2027 Annual Meeting of Stockholders. We anticipate next seeking an advisory vote on the frequency of Say-on-Pay votes at the 2029 Annual Meeting of Stockholders.
As described in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, we have structured our executive compensation program to retain, engage and attract talented individuals and motivate them to create long-term stockholder value by achieving performance objectives and strategic goals and appropriately managing risk. Our program is designed to:
•Closely link compensation with Company financial performance targets and achievement of individual objectives
•Drive our key business strategies
•Align the interests of our executives with our stockholders, with a focus on long-term value creation
•Provide competitive compensation opportunities that retain, engage and attract talented people
In the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” we describe our executive compensation programs in more detail, including the philosophy and business strategy underpinning the programs, the individual design elements of the compensation programs, and information about how our compensation plans are administered. We encourage stockholders to review this section of the Proxy Statement.
Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives linked to financial performance metrics. We have chosen the selected financial performance metrics to align the compensation of our named executive officers to our business strategy and stockholder value. The Compensation and Human Resources Committee regularly reviews best practices related to executive compensation to ensure a close alignment between our business strategy and executive compensation opportunities. We consistently review, and as appropriate make changes to, our

JBT Marel Corporation 2026 Proxy Statement	15

Proposal 2: Say on Pay
executive compensation programs to ensure that the proportion of short-term and long-term incentive compensation that is based on objective business performance results remain significant and maintain a close alignment between business performance measures for incentive compensation awards and our Company’s core strategic objectives.
As illustrated by these actions, the Compensation and Human Resources Committee has strived to structure our executive compensation practices in a manner that is performance-based with a view toward maximizing long-term stockholder value and appropriately incentivizing the performance of our management team. Our Compensation Committee and the Board of Directors believe that the policies and programs described in the “Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving our strategic objectives and have contributed to our financial performance.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be counted as present for purposes of determining if a quorum is present and will have the same effect as a vote against this proposal. Broker non-votes will have no impact on the outcome of this proposal.
Effect of Proposal
Because the vote is advisory, the result of the vote is not binding upon the Board of Directors and will not require the Board of Directors or the Compensation and Human Resources Committee to take any action regarding our executive compensation practices. The Board of Directors and the Compensation and Human Resources Committee value the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board of Directors and the Compensation and Human Resources Committee will carefully consider the outcome of the advisory vote on named executive officer compensation and those opinions when making future compensation decisions.

16	JBT Marel Corporation 2026 Proxy Statement

Proposal 2: Say on Pay
Compensation Discussion and Analysis

JBT Marel Corporation 2026 Proxy Statement	17

Proposal 2: Say on Pay
Executive Summary
Our executive compensation program is designed to retain, motivate and attract leaders who can deliver long-term sustainable growth, while aligning closely with the interests of our stockholders. Following the successful 2025 combination of John Bean Technologies Corporation and Marel hf., the Compensation and Human Resources Committee has carefully considered how our pay programs support this transformational moment in our Company’s history.

This Compensation Discussion and Analysis explains our core principles, policies and practices and demonstrates our commitment to a compensation program that is performance driven, aligned with stockholders, and market competitive while being responsible and transparent.

Our Compensation Philosophy
JBT Marel is committed to creating and executing an executive compensation program that aligns the targets of our named executive officers ("NEOs") with the long-term interests of our stockholders. The aim of this program is to encourage outstanding business performance and achieve sustainable long-term results.

•Performance Driven: A significant majority of compensation is variable and tied to achieving rigorous financial, operational, and strategic objectives.
•Aligned with Stockholders: Equity incentives and ownership requirements link rewards to the creation of long-term stockholder value.
•Market Competitive: Compensation opportunities are benchmarked to a carefully selected peer group, with differentiation based on individual performance, experience, and role scope.
•Responsible and Transparent: Strong governance safeguards, including claw back policies, robust stock ownership guidelines, and prohibition on hedging, protect stockholder interests.

Key 2025 Highlights
•Integration: Compensation programs were harmonized across legacy JBT and Marel leadership, ensuring fairness and consistency during the first year as a combined company.
•Pay-for-Performance: 75% of annual incentive opportunities and 60% of long-term incentives were directly linked to financial metrics such as Adjusted EBITDA, Adjusted EPS, ROIC, and Financial Leverage Ratio.
•Stockholder Engagement: Through outreach, the Compensation and Human Resources Committee gathered valuable input and made refinements to program design, including simplifying disclosures and enhancing the clarity of performance targets.
•Governance Enhancements: We strengthened stockholder protections by confirming double-trigger change-in-control provisions, clawback provisions, stock ownership requirements, increasing transparency around performance targets, and maintaining an independent compensation consultant.
•Incentive Award Metrics Stockholder Alignment: The annual cash incentive plan was designed to align metrics that directly impact the Company’s operational performance and profitability, help the Company achieve its long-term strategic objectives and unlock potential stockholder value through the decrease of Financial Leverage Ratio.

Looking Forward
In 2026, the Compensation and Human Resources Committee will continue to refine our compensation program to:
•Continue optimizing compensation plans across the organization.
•Reinforce incentives that drive long-term value creation through innovation, integration synergies, and efficient capital allocation.
•Support our company purpose, Transform the Future of Food, with performance metrics that balance financial delivery, sustainability, and stakeholder impact.

18	JBT Marel Corporation 2026 Proxy Statement

Proposal 2: Say on Pay
Our Values, Vision and Purpose
At JBT Marel, we are driven by a fundamental purpose: to Transform the Future of Food. This guiding principle shapes our endeavors, empowering us to push the boundaries of what is possible and strengthens our ability to develop innovative solutions that build a stronger, more resilient food system, meeting the world’s growing demand for food.

Our vision is clear: to be the leading partner in solutions for a sustainable food industry. This vision defines our future direction and reflects our ambition for growth, progress, and innovation. At its core, it emphasizes partnership, inspiring JBT Marel to provide exceptional, end-to-end solutions that earn customer trust. It also underscores our unwavering commitment to sustainability and innovation, which are fundamental to our success and long-term impact.

The foundation of JBT Marel is built upon our core values, which guide our daily operations and decision-making:
•Create with Collaboration: Driving strong cultural alignment and performance through shared purpose, clear ownership, and trusted relationships across teams, customers, and partners.
•Serve with Integrity: Reinforcing accountability and results-driven mindset through clear expectations, consistent behaviors, and the highest standards of safety, ethics, and quality.
•Grow with Excellence: Embedding continuous improvement into how we operate and make decisions by learning, sharing best practices, and applying disciplined execution across the organization.
•Advance with Innovation: Advancing a hybrid, decentralized model by staying curious, challenging the status quo, and turning new ideas into practical customer and business impact.

As we present this Proxy Statement, particularly the compensation section, it is essential to reflect on how these principles shape our leadership and compensation practices. Our compensation strategy is designed to align with both financial performance and our commitment to our values and purpose. By doing so, we expect to ensure that our leadership is rewarded for delivering business success while driving sustainability, integrity, collaboration, and innovation in everything we do.

Our dedication to these principles reflects our belief that strong governance, accountability, and ethical leadership are fundamental to the long-term success of JBT Marel. Through this Proxy Statement, we reaffirm our commitment to transparent, responsible, and value-driven governance that supports our vision, advances our purpose, and reinforces the trust placed in us by our stockholders, employees, customers, and partners.

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Our Named Executive Officers
A company's "named executive officers" under Securities and Exchange Commission regulations are its Chief Executive Officer, its Chief Financial Officer and its three other executive officers receiving the highest total compensation in its prior fiscal year (as determined in the manner required by SEC regulations and provided in the Summary Compensation Table later in this Proxy Statement). For our 2025 fiscal year, our five NEOs were:

Brian A. Deck
Chief Executive Officer

Brian A. Deck has been our Chief Executive Officer since December 2020 and served as President and Chief Executive Officer of JBT from December 2020 to January 2025. He was previously our interim Chief Executive Officer from June 2020 to December 2020. Mr. Deck served as our Vice President and Chief Financial Officer from February 2014 until December 2020.

Prior to joining JBT, he served as Chief Financial Officer (since May 2011) of National Material L.P., a private diversified industrial holding company. Mr. Deck served as Vice President of Finance and Treasury (November 2007 to May 2011) and as Director, Corporate Financial Planning and Analysis (August 2005 to November 2007) of Ryerson Inc., a metals distributor and processor. Prior to his service with Ryerson, Mr. Deck held various positions with General Electric Capital, Bank One (now JP Morgan Chase & Co.), and Cole Taylor Bank.

Mr. Deck holds an MBA with a concentration in finance from DePaul University in Chicago, and a bachelor’s degree in economics from the University of Illinois.

Matthew J. Meister
Executive Vice President and Chief Financial Officer

Matthew J. Meister was appointed as our Executive Vice President and Chief Financial Officer in January 2025, after serving as Chief Financial Officer since December 2020 for JBT Corporation. Prior to that, he served as interim Chief Financial Officer since October 2020. Mr. Meister joined JBT in May 2019 as Vice President and CFO for JBT Protein, with responsibility for all accounting and finance activity for the Protein Division within the FoodTech segment. He joined the Company with extensive experience in global manufacturing across various industries including automotive, medical devices, and general industrial applications, including his prior roles at IDEX Corporation, where he held several finance leadership roles within the operations, ending with the Group Vice President, Health and Science Technologies role. Prior to joining IDEX in January 2013, he held various roles of increasing responsibility within the business units and in the corporate office at Navistar International Corporation.

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Mr. Meister holds an MBA from The University of Chicago Booth School of Business and completed a post undergraduate Certificate of Accountancy at DePaul University. His undergraduate education in Finance and Operations Management was received from Washington University in St. Louis.

Arni Sigurdsson
President

Arni Sigurdsson was appointed as President of JBT Marel upon the closing of the combination of JBT and Marel in January 2025.

Prior to that, Mr. Sigurdsson was appointed Chief Executive Officer of Marel in December 2023, after leading Marel as Interim Chief Executive Officer since November of the same year. He took over the role of Chief Business Officer and Deputy Chief Executive Officer of Marel in November 2022, where he was responsible for certain Marel business divisions, in addition to the overall business growth and the strategic direction of Marel. Mr. Sigurdsson joined Marel in 2014 as Head of Strategy, before transitioning to the role of Chief Strategy Officer & Executive Vice President of Strategic Business Units from 2020 to 2022. Before joining Marel, Mr. Sigurdsson worked at AGC Partners and Landsbanki islands, where he supported Marel in the acquisition of Stork Food Systems.

Mr. Sigurdsson holds an MBA from Harvard Business School and a Bachelor of Science degree in Industrial Engineering from the University of Iceland.

Robert J. Petrie
Executive Vice President and President, Meat & Prepared Foods

Robert “Bob” Petrie was appointed as our Executive Vice President and President, Meat & Prepared Foods in January 2025, following the combination of JBT and Marel, after serving as Executive Vice President and President, Protein since September of 2021 for JBT Corporation. Mr. Petrie previously led JBT’s Protein EMEA (Europe, Middle East, and Africa) business, with additional responsibility for JBT’s Protein business in Asia. Mr. Petrie joined the Company in 2009 when Double D Food Engineering Ltd was acquired, where he was Managing Director and a shareholder, was acquired by JBT. During his tenure at JBT, Mr. Petrie has progressed through several general management and commercial leadership roles with increasingly complex responsibilities. Before joining Double D, Mr. Petrie held various engineering, quality, and operational positions at NCR Corporation.

Mr. Petrie holds a BSc in Engineering and Manufacturing and a post-graduate degree in Business Studies from Abertay University in Dundee, Scotland.

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Roger Claessens
Executive Vice President and President, Poultry

Roger Claessens became our Executive Vice President and President, Poultry in January 2025, following the closing of the combination of JBT and Marel. He had previously served as the Executive Vice President Poultry at Marel since September 2019. Mr. Claessens joined Marel in 2001 and has held various leadership positions, including Director of Innovation for Marel Poultry, Manager of Technological Support, and Technological Product Specialist, where he played a key role in product innovation and customer solutions. Before joining Marel, Mr. Claessens worked at Nutreco/Hendrix UTD as a Construction and Environmental Advisor from 2000 to 2001.

Mr. Claessens holds an MSc degree in Agricultural Engineering from Wageningen University and Research.

Our Compensation Core Principles
Our compensation strategy focuses on rewarding performance, retaining and nurturing talented executives, attracting skilled leaders in a competitive industry, and managing risk effectively. Our executive compensation core principles drive our compensation philosophy:

Our Compensation Process
JBT Marel's executive compensation program is meticulously designed to align with our long-term strategy by predominantly linking executive pay to performance-based metrics that are in line with the Company's growth strategy. In our annual executive compensation program, we offer three key components of total direct compensation: base salary, annual cash incentives, and long-term incentives, which are structured as both

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performance and time-based restricted stock units. This diversified approach enables us to emphasize pay-for-performance and recognize the unique value contributed by individual roles within the Company.

The process of reviewing and developing JBT Marel's executive compensation program and pay levels is a comprehensive, multi-step endeavor that involves ongoing engagement with our stakeholders. This process also considers our say-on-pay results, analysis of peer group information, assessment of both short- and long-term Company performance relative to objectives, and input and guidance from the Compensation and Human Resources Committee's independent compensation consultant and our stockholders.

Roles Within the Compensation Setting Process

COMPENSATION AND HUMAN RESOURCES COMMITTEE	INDEPENDENT COMPENSATION CONSULTANTS	STOCKHOLDERS & OTHER KEY STAKEHOLDERS	MANAGEMENT
Each compensation plan and agreement for executive officers undergoes thorough review and approval by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee is responsible for making all final compensation decisions concerning our NEOs.

The Compensation and Human Resources Committee engaged Meridian, an independent compensation consultant, to provide expertise on pay philosophy, prevailing market practices, competitive pay levels and pertinent regulatory mandates.

Our stockholders and other key stakeholders provide feedback on various executive pay practices and governance through an annual Say-on-Pay vote and during periodic meetings with management, which then is reviewed by and discussed with our independent Board members.

Our Chief Executive Officer and our Executive Vice President, Chief Human Resources Officer, provide their insight on the Company's compensation programs and policies. The CEO makes recommendations to the Compensation and Human Resources Committee regarding the compensation of NEOs reporting to him.

Comparator Peer Groups
The Compensation and Human Resources Committee engages its independent consultant to undertake an annual review of the compensation peers that are used to provide insight into market competitive total compensation levels and compensation design practices. In partnership with the independent compensation consultant, we have established a robust process to appropriately assess the relevance of different companies in the context of making compensation comparisons. We utilize comprehensive compensation surveys and proxy data of our peer companies to compare each element of pay and total target compensation for each of our NEOs against compensation of comparable positions at such peer companies. In determining the appropriate members of such peer group for 2025, the Compensation and Human Resources Committee sought the following attributes:

•Size: The peer group includes companies that are of similar size and complexity to JBT Marel.

•Similar Business Models: The peer group includes companies that engage in manufacturing businesses that we believe compete with some of our businesses for suppliers, executive talent and, ultimately, investors.

•Revenue: The revenue of peer companies ranged from $2.0 billion to $6.0 billion as of 2024 fiscal year end, with a median of $3.752 billion. The 2024 revenue of JBT and Marel combined was $3.5 billion ($1.72 billion for JBT total revenue from continuing operations and $1.78 billion for Marel). The companies included in the peer group are all within an appropriate revenue range of JBT Marel and, when necessary, benchmark data incorporates regression analysis to develop size-adjusted values for each element of compensation.

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In connection with the combination of JBT and Marel, the Committee assessed the compensation peer group and made significant changes to ensure the peer companies reflect the size and complexity of the combined company. Fourteen peers were removed from the peer group and eight peers were added.
For the purposes of setting 2025 NEO compensation, the peer group consisted of the following eighteen industrial companies, which were approved by the Compensation and Human Resources Committee after consulting with the Committee’s independent compensation consultant. The peer group provides a representative sample for comparison of executive pay levels, design practices and financial and stock performance.

Allison Transmission Holdings Inc.	Gates Industrial Corporation plc	Mueller Water Products, Inc.
Chart Industries, Inc.	Hillenbrand Inc.	Nordson Corporation
Crane Company	IDEX Corporation	Regal Rexnord Corporation
Donaldson Company Inc.	ITT Inc.	SPX Technologies, Inc.
Flowserve Corporation	Lincoln Electric Holdings, Inc.	The Timken Company
Franklin Electric Co., Inc.	The Middleby Corporation	Valmont Industries, Inc.
Our Compensation Practices
Our pay practices are driven by the core principles of our executive compensation philosophy and longstanding industry best practices. The Company’s compensation program supports our business strategy by holding executive officers accountable for business strategy alignment and stockholder value creation, driving our focus on pay for performance, market competitive compensation, and mitigating risk to the Company. We believe that our 2025 compensation practices demonstrated our commitment to these principles.

Core Principle: Business Strategy Alignment
To ensure clear alignment between pay and our business strategy, the performance metrics in our incentive compensation plans are designed to create incentives to drive our key strategic pillars, with an emphasis on profitable growth.

Our commitment to an inclusive culture is not only embedded in our core values but integrated in our ability to achieve results. Our NEOs have the responsibility to create a culture where all of our employees are paid equitably and have equal opportunities for success. We strive to ensure pay equity among comparable jobs across the Company.

Core Principle: Stockholder Engagement and Value Creation
The Board is committed to continuing its longstanding practice of soliciting feedback to incorporate stockholder perspectives into our executive compensation program. Our stockholder outreach provides the Board with valuable insights into our stockholders’ perspectives on our executive compensation program and other matters of importance to them.

JBT Marel continues to administer our existing short and long-term incentive compensation programs in alignment with our financial and operational strategies. A significant portion of our NEOs' compensation is directly related to our business results and stock price performance. At-risk, long-term compensation, in the form of stock-based awards, along with stock ownership guidelines, align the interests of our NEOs with our stockholders and provide proper motivation for enhancing both short-term and long-term stockholder value.

As presented in the chart below, a substantial portion of executive realizable total compensation is categorized as "at-risk" compensation, demonstrating our commitment to reward our NEOs for sustained long-term performance, aligning their interest with those of our stockholders.

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Core Principle: Pay-for-Performance Alignment
Our executive compensation program closely links a substantial portion of our executives’ total compensation with our financial performance targets and achievement of individual objectives. The allocation of this incentive compensation between short- and long-term financial objectives is a key element of our compensation program. These incentives are designed to drive the achievement of financial, operational, and strategic targets over both short and long durations. To encourage a focus on long-term success, our compensation structure includes equity incentives with a three-year vesting requirement and a performance-based component tied to Company performance over the same period.

A significant portion—59%—of our Chief Executive Officer's realized compensation and an average of 50% of our other NEOs' target compensation is tied to performance incentives for 2025. An additional 28% of our CEO's target compensation and 19% on average for our other NEOs' target compensation consists of time-based long-term incentive plan ("LTIP") awards, subject to forfeiture until the end of their vesting periods.

Core Principle: Market Competitiveness
We offer competitive compensation packages that are aligned with industry standards and vary depending on each individual's experience, impact, and performance. Our goal is to target the 50th percentile, or median, of the market for all compensation elements, though each individual's compensation may be above or below the market median based on additional factors such as individual performance, internal equity and experience in role. In addition, we provide the opportunity to earn higher short-term and long-term incentives for exceptional performance. For our NEOs, total compensation is made up of a base salary, an annual cash incentive award

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under our management incentive plan ("MIP"), and equity awards issued under our LTIP that consist of time-based and performance-based Restricted Stock Units ("RSUs").

Core Principle: Responsible and Transparent Practices
Our commitment to sound compensation and governance practices is reflected in enhancements made to our executive compensation program in prior years and currently remain in effect as a result of stockholder input. Our executive compensation practices ensure alignment with best practices and protect stockholder interests. Our executive compensation program and practices are consistent with the following industry standard best practices:

WHAT WE DO
✓Pay For Performance: High percentage of executive compensation is tied to performance with competitive caps on all incentive plan payouts.	✓Alignment of Executive Incentives: Our annual incentive program design includes strategic initiatives and operational objectives that are key to our business success.
✓Multi-Year Equity Vesting: Performance metrics are designed to promote achievement of stretch objectives and alignment with value creation with multi-year vesting for all executive annual equity awards.
✓Stock Ownership Guidelines: Each of our executive officers is required to comply with stock ownership guidelines requiring a meaningful investment in the Company’s long-term prospects.
✓Transparent Compensation Program: We strive to maintain a transparent executive compensation program that is easily understandable by both stockholders and employees.	✓Market Competitiveness: We generally target the 50th percentile or median level of the market for all elements of executive officer compensation against an appropriate peer group.
✓Clawback Policy: Our compensation programs give our Compensation and Human Resources Committee the right to “clawback” awards to our executive officers in the event of a restatement of our financial results.

✓Independent Compensation Consultant: Engagement by the Compensation and Human Resources Committee of an independent compensation consultant to assist with the Compensation and Human Resources Committee’s regular review of our executive compensation program.

WHAT WE DO NOT DO
✗Risk Mitigation: Our incentive programs do not encourage excessive risk taking.	✗No Excessive Perquisites: We do not give excessive or high-value perquisites to executives.
✗Unvested Dividend Payments: We do not pay dividends on performance-based restricted stock until performance targets and vesting requirements are met.	✗Anti-Pledging Policy: We do not allow our directors, executive officers or other employees to engage in any hedging or pledging transactions involving Company securities.
✗No Excise Tax Gross-Ups or “Single-Trigger” CIC Benefits: Our executive severance agreements do not include excise tax gross-up provisions and do not provide single-trigger change-in-control severance benefits.
✗No Guaranteed Payments: Our incentive programs do not pay out when financial metric results are below threshold level performance.

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Our Pay Components
Our compensation programs are designed to provide a mix of short-and long-term compensation, fixed and variable pay and equity-based compensation, to reflect our philosophy of providing pay for performance. Benefit, retirement and perquisite programs are not included in our compensation elements below (information about these programs can be found later in this section). The following table presents, in summary form, each of the components of our NEOs' compensation for 2025 and briefly describes the purpose and characteristics of each of these components.

	FIXED	AT-RISK
	Base Salary Fixed Component of Total Compensation	Annual Incentive Management Incentive Plan (MIP) Fixed Percentage of Base Salary	Long-Term Incentive Fixed Cash Value Equity Opportunity
			Performance-based RSUs (60%)	Time-based RSUs (40%)
WHAT	Cash	Cash	Equity	Equity
WHEN	Annual	Annual	3-Year Performance Cycle	3-Year Ratable Vesting
HOW Metrics Weighting Payout	Market competitive cash compensation based on level of responsibility, experience and sustained individual performance.	75% - Business Performance Indicators 25% - Personal Performance Indicators Business Performance 40% - Adjusted EBITDA 35% - Adjusted EBITDA Margin 25% - Financial Leverage Ratio Payout 0% - 200% of target	70% - Adjusted EPS 30% - ROIC Relative TSR Modifier Award: 0% - 200% of target # of shares	Value delivered through long-term stock price performance
WHY Strategic Alignment and Value Creation	Attracts and compensates high-performing leaders at a level of competitiveness with our peer group median (size adjusted).	Motivates and rewards executives to achieve annual financial, operating unit and functional performance metrics and objectives important to organizational success.	Drives long-term value creation with multi-year vesting for leadership continuity through the attainment of specific long-term financial performance objectives that are closely aligned with our strategic and operational plans as well as stock price growth.	Promotes retention of key talent and aligns executive with stockholder interests.

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Base Salary
The Compensation and Human Resources Committee determined the 2025 base salary for each of our NEOs after considering market data and the experience, contributions, and proficiency of each NEO in their respective roles. In February 2025, the Compensation and Human Resources Committee approved base salary increases, with the average increase being 6.84%, aligning each executive officer's salary with market standards. Emphasizing performance-based compensation, annual increases in base salary are generally modest unless an officer's salary significantly deviates from comparable executive compensation market data.

Incentive Compensation Plans
Adjustments Relating to the 2025 Combination of John Bean Technologies Corporation and Marel hf.
Following the successful combination of JBT with Marel in January 2025, given the scale of that transaction, the Compensation and Human Resources Committee began comprehensive conversations regarding its impact on our incentive compensation structure. The Committee considered the setting or adjusting of short- and long-term metrics, how we measure performance against those metrics, and the impact on in-cycle long-term equity awards. In our more detailed discussions of these elements of our programs below, we will note where our Compensation and Human Resources Committee determined adjustments were appropriate.

Management Incentive Plan
Our Management Incentive Plan (MIP) is an annual variable cash-based incentive plan designed to focus management on metrics critical to overall performance and the sustained success of our business units.

2025 Target Award Opportunities
Target percentage amounts for annual MIP awards are based on survey and peer group market data. The 2025 MIP award target percentages (expressed as a percentage of base salary) for each NEO were set by the Compensation and Human Resources Committee. Mr. Deck, our CEO, had the highest percentage at 120%, while our other NEOs had MIP target percentages ranging from 65% to 75% of base salary. The maximum payout opportunity of the JBT Marel annual incentive arrangement is capped at 200% of target. The target award value for each NEO is set forth below in the “Grants of Plan-Based Awards” table.

2025 Performance Metrics and Weight
For 2025, our annual MIP opportunity was weighted primarily toward business performance indicators (75%), referred to as the “BPI” component, and secondarily to personal performance indicators (25%), referred to as the “PPI” component. The BPI component was tied to performance targets based on the following metrics:

Year-Over-Year Growth in Adjusted EBITDA
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is calculated as earnings adjusted for income taxes, interest expense (income), net, other financing income, pension expense other than service cost, restructuring, M&A related and other costs and depreciation and amortization, including acquisition related depreciation and amortization. Adjusted EBITDA growth is one of our primary internal performance metrics designed to align incentive opportunities with our internal benchmark for generating operating cash flow. 40% of the overall performance calculation for the BPI component is weighted based on this metric.

Improvement in Adjusted EBITDA Margin
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue. We utilize Adjusted EBITDA Margin as a performance metric because it measures our ability to convert revenue into income. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. 35% of the overall performance calculation for the BPI component is weighted based on this metric.

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Decrease in Financial Leverage Ratio
Financial Leverage Ratio represents net debt divided by our trailing twelve months Adjusted EBITDA. Decreasing our Financial Leverage Ratio improves our financial stability. 25% of the overall performance calculation for the BPI component is weighted based on this metric.

2025 Performance Targets
Our Compensation and Human Resources Committee reviews and approves BPI targets for our MIP award program annually utilizing metrics it believes correlate highly to enterprise value growth and total stockholder returns.
The Compensation and Human Resources Committee established a range from “0.00” (at or below threshold) to “2.00” (performance far in excess of plan) for performance against each of these metrics. Achievement of target performance for any metric would result in a “1.00” BPI rating. There was a minimum level for each metric below which a participant receives 0% of the target award, and correspondingly a maximum performance level which, even if exceeded, would not generate more than 200% of the BPI portion of the target award.

In between the minimum and maximum performance targets, the performance level of each metric is plotted on a predefined curve that indicates the percentage of the target award that should be awarded. The performance achieved on each metric is added together and divided by the number of metrics, based on the metric weightings, to determine the actual percentage payout of the target award amount.

The following charts provide the performance curves for the BPI targets for 2025 for our NEOs.

The slope of each of the curves reflects the Compensation and Human Resources Committee’s desire to reward above-target performance. The Adjusted EBITDA and Adjusted EBITDA Margin results reflect certain adjustments, which are described in the section below.
2025 Performance Results
BPI Determination
Our 2025 performance metrics for our Management Incentive Plan awards to our NEOs had targets that required continued year-over-year growth in our Adjusted EBITDA, improvement in our Adjusted EBITDA Margin, and significant decrease of our Financial Leverage Ratio. All NEOs were measured against overall company performance metrics. Due to the timing of the JBT and Marel combination, business segment BPI targets were not established in the 2025 MIP. Starting in 2026, JBT Marel will return to including business segment BPI targets for operational roles.

The following table shows the Company performance metrics used for BPI and our performance against each of these performance metrics.

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Overall Company Performance Measures (1)
($ in millions)	0% Payout of Target BPI	100% Payout of Target BPI	200% Payout of Target BPI	2025 Performance	Weight	BPI Payout
Adjusted EBITDA	$535	$575	$625	$600	40%	1.48
Adjusted EBITDA Margin	15.2%	16.0%	17.1%	15.8%	35%	0.69
Financial Leverage Ratio	3.5	3.0	2.6	2.9	25%	1.34
Total BPI Rating						1.17
____________________________________
(1)Adjusted EBITDA, Adjusted EBITDA Margin and Financial Leverage Ratio are non-GAAP financial measures. In making the determination regarding our 2025 results for short-term performance-based incentive compensation awards under our MIP program, the Compensation and Human Resources Committee approved certain adjustments to account for unusual and non-recurring items. With respect to short-term performance metrics, we excluded the financial impact of restructuring charges (not including impairment), pension expense (other than service cost), and M&A related costs.

PPI Determination
The PPI rating is based on the achievement by an NEO of personal performance objectives. A broad range of factors, quantitative and qualitative in nature, may be considered in this PPI rating assessment, including corporate and operations level cost control, strategic initiatives, operational objectives regarding market development and growth, margin improvement and revenue growth as well as objectives relating to restructuring, compliance, litigation, integration, and environmental, safety, and governance.

Our Chief Executive Officer provided the Compensation and Human Resources Committee with a recommendation with respect to the PPI ratings for the performance of individual objectives for each of the other NEOs. For our Chief Executive Officer, the Compensation and Human Resources Committee solicits feedback from the independent directors, evaluates his performance in executive session, and uses that assessment to recommend his PPI rating to the independent directors. In determining our Chief Executive Officer’s individual PPI rating, the independent directors evaluated his performance on a variety of objectives tied to:

1JBT Marel Integration;
2Organic Growth;
3Operational Improvement; and
4Innovation

Each of our NEOs received a PPI rating. Given the collective focus on critical integration efforts following the completion of the JBT and Marel combination, integration objectives were heavily weighted for our NEOs. The average PPI rating for our NEOs was 1.19 for 2025. On average, the PPI portion of the annual MIP award compensation represents less than 5% of the total compensation paid to our NEOs (as set forth in the Summary Compensation Table).

2025 MIP Payout
Demonstrating our pay-for-performance philosophy, the following table sets forth the potential MIP awards for 2025 at threshold, target and maximum performance levels for our NEOs, and their actual MIP payouts driven by our overall financial performance and their individual performance in 2025.

	Target MIP Award as a % of Base Salary	MIP Award Opportunity			Actual MIP Payout	Actual MIP Payout as a % of Target
Name		Threshold	Target	Maximum
Brian A. Deck	120%	$—	$1,260,000	$2,520,000	$1,480,500	117.5%
Matthew J. Meister	75%	$—	$437,250	$874,500	$513,769	117.5%
Arni Sigurdsson	75%	$—	$600,000	$1,200,000	$705,000	117.5%
Robert J. Petrie	65%	$—	$298,189	$596,378	$350,372	117.5%
Roger Claessens	65%	$—	$282,490	$564,980	$331,926	117.5%

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Long-Term Incentive Plan
To ensure that a significant portion of our NEOs' total target compensation remains at risk and continues to be aligned with the creation of value for our stockholders, our NEOs are provided with significant compensation opportunities in the form of long-term equity awards under the LTIP. Our LTIP awards consist of the following types of awards:

•Performance-based RSUs, which are tied to the achievement of Company financial targets, and
•Time-based RSUs, which are subject to time-based vesting requirements.

Performance-based and time-based RSUs are settled in shares of our Common Stock.

Performance Target Adjustments
Because our financial performance metrics are based on year-over-year improvements as well as average improvements over a three-year period, we preserve flexibility to adjust aspects of these metrics, when approved by our Compensation and Human Resources Committee, to account for the cumulative effect of unusual or non-recurring items, such as changes in tax law or accounting principles, charges relating to restructuring our businesses, significant acquisitions and divestitures, and foreign exchange movements.

In 2025, the Compensation and Human Resources Committee updated the targets for performance-based RSUs that had previously been set in 2023 in order to reflect the combination of JBT and Marel (completed in 2025). At that time, the Compensation and Human Resources Committee reevaluated the pre-established performance targets for the performance-based RSU awards under the LTIP program for cycles that were in progress. The Compensation and Human Resources Committee approved updated targets for Adjusted EPS and ROIC metrics related to the performance-based RSU awards granted with a 2023-2025 performance period and those with a 2024-2026 performance period.

2023-2025 Equity Awards: LTIP Awards Vesting in 2025
The LTIP awards granted to our NEOs in 2023 were stock-based awards and included two equity components: 60% of the award was a performance-based RSU award and 40% was a time-based RSU award. Both components of the equity award were subject to a three-year vesting term.

Performance Metrics and Results: 2023-2025 Performance-Based RSUs
The performance-based RSUs granted to our NEOs in 2023 were subject to a three-year performance period which ended on December 31, 2025. These performance-based awards were tied to performance targets established at the time of grant (and adjusted as described above) and are based on the following metrics:

Growth in Adjusted EPS
As an incentive metric, we believe that linking sustained Adjusted EPS growth to compensation helps us drive our executive officers to improve overall earnings. The Adjusted EPS award results are annually assessed with that year’s Adjusted EPS targets and averaged over the specified three-year period. 70% of the overall performance calculation is weighted based on this metric. Adjusted EPS is calculated by making certain adjustments to GAAP earnings per share that are not indicative of the Company's underlying business performance including unusual, one-time and non-recurring items. For 2023 and 2024, the Compensation and Human Resources Committee approved certain adjustments to GAAP EPS, including restructuring charges, M&A-related costs, acquisition-related amortization and depreciation, non-cash pension plan related settlement costs and the related tax impact. For 2025, the Compensation and Human Resources Committee used Adjusted EPS as disclosed in the Company’s public filings.

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Sustaining a High Level of ROIC
ROIC takes our Adjusted EBITDA plus depreciation, net of tax, as a percentage of our invested capital. Our invested capital is the sum of cash and cash equivalents, debt and equity. The ROIC award results are annually assessed with ROIC targets and averaged over the specified three-year period. We utilize ROIC as a performance metric because it measures how efficiently and effectively we use capital to generate profits. 30% of the overall performance calculation is weighted based on this metric.

Relative TSR
In addition to Adjusted EPS and ROIC, the 2023 performance-based RSUs granted to our NEOs include a relative Total Shareholder Return (“rTSR”) modifier, with performance measured against the Standard & Poor’s 1500 Industrial Machinery index constituents. The rTSR metric serves as a modifier to the cumulative performance results over the three-year performance period. The performance-based RSUs ultimate payout may be increased or decreased by 20% if JBT Marel’s 3-year TSR is positioned within the top quartile or bottom quartile, respectively, of this comparator group.

2023 Plan Metrics	Three-Year Performance Period			Results
Growth in Adjusted EPS (70%)	2023 Year 1 Performance	2024 Year 2 Performance	2025 Year 3 Performance	Adjusted EPS 3 Year Average
Sustaining High Level of ROIC (30%)	2023 Year 1 Performance	2024 Year 2 Performance	2025 Year 3 Performance	ROIC 3 Year Average
Relative Total Shareholder Return (rTSR):	Total Shareholder Return relative to the S&P 1500 Industrial Machinery index constituents January 1, 2023 - December 31, 2025			20% Performance Modifier (Up or Down)

In February 2026, the Compensation and Human Resources Committee evaluated the results of the three-year performance period for the performance-based RSUs granted in 2023. It was determined that:

•In 2023, Year 1 of the award, we achieved $3.95 Adjusted EPS, which is 174% of target, and 9.9% ROIC, which is 84% of target. The combined attainment for Year 1 of the award for Adjusted EPS and ROIC was 147% of target.

•In 2024, Year 2, we achieved $5.38 Adjusted EPS, which is 200% of target, and 11.1% ROIC, which is 111% of target. The combined attainment for Year 2 of the award for Adjusted EPS and ROIC was 173% of target.

•In 2025, Year 3, we achieved $6.41 Adjusted EPS, which is 165% of target, and 6.4% ROIC, which is 95% of target. The combined attainment for Year 3 of the award is 144% of target.

Over the three-year performance period (January 1, 2023 – December 31, 2025), compared to our peers in our chosen peer group (the Standard & Poor’s 1500 Industrial Machinery index), our total shareholder return was positioned at the 59th percentile. As this result was below 124.97%, the 75th percentile threshold required to trigger the positive rTSR modification, and above 20.38%, the 25th percentile threshold required to trigger the negative rTSR modification, no additional modifier was applied to the performance.

As a result of the average combined attainment of the Adjusted EPS and ROIC metrics over the three-year performance period, and no additional rTSR performance modifier being applied, the performance-based RSUs for the 2023-2025 period were earned at 155% of the target, as shown in the table below.

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2023-2025 Award Long-Term Incentive Compensation Metrics

Performance Metrics	0% Payout of Target Grant	100% Payout of Target Grant	200% Payout of Target Grant	2023-2025 Performance	2023-2025 Performance as a % of Target
Year 1 (2023)
Adjusted EPS	$2.89	$3.47	$4.41	$3.95	174%
ROIC	7.50%	10.50%	14.50%	9.90%	84%
Combined Attainment (2023)					147%

Year 2 (2024)
Adjusted EPS	$3.16	$3.80	$4.53	$5.38	200%
ROIC	7.5%	10.5%	14.5%	11.0%	111%
Combined Attainment (2024)					173%

Year 3 (2025)
Adjusted EPS	$5.52	$5.75	$6.75	$6.41	165%
ROIC	5.00%	6.50%	8.00%	6.40%	95%
Combined Attainment (2025)					144%

Total Award Earned Payout (1)					155%
____________________________________
(1)Adjusted EPS is calculated by making certain adjustments to GAAP earnings per sharethat are not indicative of the Company’s underlying business performance including unusual, one-time and non-recurring items. For 2023 and 2024, the Compensation and Human Resources Committee approved certain adjustments to GAAP EPS, including restructuring charges, M&A-related costs, acquisition-related amortization and depreciation, non-cash pension plan related settlement costs and the related tax impact. For 2025, the Compensation and Human Resources Committee used Adjusted EPS as disclosed in the Company’s public filings.

Target Award Opportunities & Earned Payout: 2023-2025 Equity Awards

The following table sets forth the target and maximum opportunities and the actual earned shares under the performance-based RSUs granted to each of our NEOs who were employed by JBT in 2023. The shares earned were distributed to our NEOs on February 23, 2026:

	Performance RSU Award Opportunity		Actual Shares Earned
Name	Target Number of Shares	Maximum Number of Shares	% of Target Earned	Number of Shares Earned
Brian A. Deck	19,674	39,348	155%	30,495
Matthew J. Meister	4,235	8,470	155%	6,564
Robert J. Petrie	3,006	6,012	155%	4,659
2025-2027 Equity Awards: Equity Awards Granted in 2025
The LTIP awards granted to our NEOs in 2025 were stock-based awards and included two equity components: 60% of the award was a performance-based RSU award and 40% was a time-based RSU award. The time-based RSU award vests in equal installments over a three-year period on each annual anniversary date of the award.

The ultimate realizable amount of the performance-based RSU award granted to our NEOs in 2025 will depend upon our achievement against specific performance metrics set by the Compensation and Human Resources

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Committee. The 2025 performance-based RSU awards are subject to three one-year performance periods ending on December 31, 2027, with performance targets for all three years established at the time of grant. The percentage of the total performance-based RSU award that will be earned is based on the Company's average annual Adjusted EPS and ROIC performance and the Company's total shareholder return relative to the S&P 1500 Industrial Machinery index constituents at the end of the three-year performance period (rTSR). NEOs may earn an additional award of performance-based RSUs if the Company attains specific stretch financial objectives in 2027. The payment is also subject to service-based vesting requirements over the full three-year period.

The three one-year performance periods, the relative comparison in stock growth to the comparator group, the three-year service requirements, and the three-year cumulative stretch targets places a meaningful portion of our NEOs' targeted LTIP awards at risk.

Performance Metrics and Target Setting: 2025-2027 Equity Awards
The performance targets for the performance-based RSU awards granted to our NEOs in 2025 utilize three one-year performance measurement periods. The performance targets were set at target levels that would require annual growth in Adjusted EPS and strong average operating ROIC results over the three-year period ending on December 31, 2027.

To set our 2025 targets, for purposes of making year over year comparisons, we used JBT's and Marel's 2024 results combined as the 2025 baseline. The Compensation and Human Resources Committee established a range from “0.00” (far below threshold) to “2.00” (performance far in excess of plan) for performance against each of these metrics. Achievement of target performance for any metric would result in a “1.00” rating. There is a minimum level for each metric below which a participant will receive 0% of the target award, and correspondingly a maximum performance level which, even if exceeded, would not generate more than 200% of the target award.

In between the minimum and maximum performance targets, the performance level of each metric is plotted on a predefined curve which indicates the percentage of the target award that should be earned. The Adjusted EPS growth metric is weighted 70%, and the ROIC metric is weighted 30%, and the two weighted metrics are added together to determine the actual percentage payout of the target award amount. The performance period for these metrics is three years.

Relative Total Shareholder Return (rTSR): LTIP Total Performance Modifier
In addition to EPS and ROIC, the 2025 performance-based RSUs granted to our NEOs include a relative Total Shareholder Return (“rTSR”) modifier, with performance measured against the Standard & Poor’s 1500 Industrial Machinery index constituents. The rTSR metric will serve as a modifier to the cumulative performance results over the three-year performance period. The performance-based RSUs ultimate payout may be increased or decreased by 20% if JBT Marel’s three-year TSR is positioned within the top quartile or bottom quartile, respectively, of this comparator group.

Enhanced LTIP Performance Premium
Following the JBT and Marel combination, an enhanced performance premium opportunity was created to further incentivize the integration and long-term growth targets of the combined company. In addition to EPS and ROIC, the 2025 performance-based RSUs granted to plan participants include an enhanced performance premium, which provides all participants in the LTIP who receive performance-based RSUs the opportunity to earn additional performance-based RSUs equal to one-times their target number of performance-based RSUs awarded in 2025.

To receive the premium, specific stretch targets must be attained, including the achievement in 2027 of Adjusted EBITDA of $800 million, Adjusted EBITDA Margin of at least 19.0% and ending Net Debt of less than $1 billion, all of which are measured prior to the impact of any incremental acquisitions. The premium requires achievement of target for all three metrics to earn the premium payout; there is not a minimum threshold or

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performance curve. The portion of the performance-based RSUs that are subject to the enhanced performance premium are not subject to the rTSR modifier.

The enhanced LTIP performance premium opportunity, along with the portion of the RSU grants subject to the Adjusted EPS target, ROIC target, and rTSR modifier, cannot in aggregate generate more than 300% of the target performance-based RSU award. Including the premium in the 2025 plan further aligns plan participants with stockholders’ interest, align compensation with long-term goals and business strategy, ensure that key executives are retained, and further demonstrate our committee to our pay-for-performance philosophy.

2025 Plan Metrics	Three-Year Performance Period			Results
Growth in Adjusted EPS (70%)	2025 Year 1 Performance	2026 Year 2 Performance	2027 Year 3 Performance	Adjusted EPS 3 Year Average
Sustaining High Level of ROIC (30%)	2025 Year 1 Performance	2026 Year 2 Performance	2027 Year 3 Performance	ROIC 3 Year Average
Relative Total Shareholder Return (rTSR):	Total Shareholder Return relative to the S&P 1500 Industrial Machinery index constituents January 1, 2025 - December 31, 2027			20% Performance Modifier (Up or Down)
Enhanced LTIP Performance Premium	Attainment of long range plan targets: Adjusted EBITDA, Adjusted EBITDA Margin and Net Debt January 1, 2025 - December 31, 2027			Additional One-time Target Performance RSUs

Determination of Award: 2025-2027 Equity Awards
To determine the appropriate amount of annual LTIP awards for our NEOs, the Compensation and Human Resources Committee targets the median level of the market for long-term incentive awards, with variations by individual that may be below, or above market median based on experience, outstanding performance, and impact. We also consider internal equity and relative contribution among our NEOs and make adjustments when appropriate. Using these guidelines, the Compensation and Human Resources Committee sets a target economic value for each NEO’s LTIP award.

In determining the components of the equity awards, the Compensation and Human Resources Committee considers key business priorities, peer group practices, potential stockholder dilution from equity plans and the usage of shares available under the Incentive Compensation Plan.

To determine the number of shares for these equity-based LTIP awards, we divide the target economic value of the equity component by the closing share price of our Common Stock on the grant date. The grant date was the day the Compensation and Human Resources Committee met to approve the target values for 2025 annual LTIP awards for NEOs in February 2026.

The following table sets forth the target and maximum opportunities for the annual performance-based RSU awards, as well as the time-based RSU awards, granted to each of our NEOs in 2025.

Total LTI 2025 Annual Award
Name	Time-based RSU	Performance-based RSU Target	Enhanced LTIP Performance Premium	Performance-based RSU Maximum	Total Opportunity at Maximum
Brian A. Deck	15,379	23,068	23,068	69,204	84,583
Matthew J. Meister	3,327	4,991	4,991	14,973	18,300
Arni Sigurdsson	2,957	4,436	4,436	13,308	16,265
Robert Petrie	2,070	3,105	3,105	9,315	11,385
Roger Claessens	1,627	2,440	2,440	7,320	8,947

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Vesting of Award: 2025-2027 Equity Awards
The 2025 performance-based RSU awards granted to our NEOs are subject to a three-year vesting period. Following satisfaction of the performance conditions and completion of the vesting period, the executive receives ownership and voting rights of the shares of Common Stock underlying the LTIP award. The performance-based RSU awards have dividend equivalent rights subject to the same performance and vesting requirements as the underlying RSUs, and are accordingly not paid until the completion of the performance period. The dividend equivalent rights are subject to forfeiture to the same extent as the underlying RSUs if performance and/or vesting conditions are not met. Vesting periods are utilized both as a retention incentive and as a means to align incentives with long-term value creation for stockholders.

The 2025 time-based RSU awards granted to our NEOs are earned in equal installments over a three-year period on the annual anniversary of the grant date of the award. One-third of the time-based RSU award will vest in 2026, 2027, and 2028, respectively.

The following table sets forth the time-based RSUs granted to each of our NEOs in 2025 and the vesting dates of such awards:

Vesting Date of 2025 Time-based RSU Award
Name	Time-based RSU	February 26, 2026	February 26, 2027	February 26, 2028
Brian A. Deck	15,379	5,126	5,126	5,126
Matthew J. Meister	3,327	1,073	1,109	1,109
Arni Sigurdsson	2,957	986	986	986
Robert Petrie	2,070	690	690	690
Roger Claessens	1,627	542	542	542
Other Benefits
One-Time Bonuses
From time to time, we award one-time bonuses to new hires and to employees in connection with a promotion or due to other events determined by the Compensation and Human Resources Committee. In 2025, we awarded Mr. Sigurdsson with one-time bonus payments totaling $2,505,175 related to (1) the successful completion of the combination of JBT and Marel, (2) remaining actively employed and engaged in the management of Marel through the closing of the transaction, (3) performing in the role of President of JBT Marel, (4) cash payments replacing equity awards granted by Marel in 2024 that were due to vest in 2025, and (5) the cash settlement of exercisable options from Marel which vested in connection with the transaction. Mr. Claessens received cash payments totaling $154,065 (1) replacing equity awards granted by Marel in 2024 that were due to vest in 2025 and (2) settling exercisable Marel options which vested in connection with the transaction.
Savings Plan
Most of our United States-based employees, including certain of our NEOs, are eligible to participate in our tax-qualified savings and investment plan (the “Qualified Savings Plan”). This plan provides an opportunity for employees to save for retirement on both a pre-tax and after-tax basis. Employees exceeding the Internal Revenue Service compensation limit for highly compensated employees can contribute between 0% and 20% of base pay and eligible incentives through pre-tax and after-tax contributions up to the maximum amount prescribed by law and the plan limits, and employees not considered highly compensated under Internal Revenue Service regulations can contribute up to 75% of base pay and eligible incentives.

To maintain a competitive benefit package that will retain and attract employees, we match 150% of the first 1% of each employee’s contributions and 100% of employee contributions on the next 5% of pay, for a total matching contribution of up to 6.5% of pay.

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Our NEOs are also eligible to participate in a pre-tax non-qualified defined contribution plan (the “Non-Qualified Savings Plan”), which provides executives and certain employees who may reach contribution limits imposed by the Internal Revenue Service for the Qualified Savings Plan with the opportunity to participate in a tax advantaged savings plan comparable to the Qualified Savings Plan. The investment options offered to participants in our Non-Qualified Savings Plan are like those offered in our Qualified Savings Plan. For a description of the Non-Qualified Savings Plan, please see “Non-Qualified Deferred Compensation Table for Fiscal Year 2025.”

For part of 2025 Mr. Sigurdsson was based in Iceland and received monthly pension contributions under a defined contribution arrangement. The pension contribution into the individual retirement plan was equal to 11.5% of all earnings. In addition, Mr. Sigurdsson was eligible for pension contribution into a private pension fund under a defined contribution arrangement with contributions equal to 2% of all earnings. Company contributions under the defined contribution arrangements are noted below in  “Compensation Tables and Explanatory Information—Summary Compensation Table for Fiscal Year 2025—All Other Compensation.”

Mr. Petrie is based in Sweden and receives a monthly pension contribution under a defined contribution arrangement into an individual retirement plan. The pension contribution into the individual retirement plan is equal to 20% of his fixed monthly salary. Company contributions under the defined contribution arrangements are noted below in  “Compensation Tables and Explanatory Information—Summary Compensation Table for Fiscal Year 2025—All Other Compensation.”

Mr. Claessens is based in the Netherlands and receives a monthly pension contribution under a defined contribution arrangement. Part of the pension contribution into the individual retirement plan is 19.29% of the pensionable salary and part is 10.55% of the pensionable salary with certain maximum contribution rules in place. Company contributions under the defined contribution arrangements are noted below in  “Compensation Tables and Explanatory Information—Summary Compensation Table for Fiscal Year 2025—All Other Compensation.”
Change-in-Control Benefits
We maintain executive severance agreements with each of our NEOs that provide them with compensation under certain circumstances in the event of a change-in-control in our ownership or management. The payments generally are based on a multiple of the NEO’s base salary and annual MIP incentive and are subject to “double-trigger” conditions, requiring both a “change of control” event and an adverse change in the executive’s employment. The agreements do not include excise tax gross-up provisions. All our change-in-control agreements condition continuing availability of benefits on compliance with non-compete and non-solicitation provisions. These agreements are designed to retain and attract executive talent and to permit our senior executives to remain focused on value creation for stockholders in the event of a potential change-in-control event. See “Compensation Tables and Explanatory Information—Potential Payments Upon Termination—Potential Payments Upon Change-in- Control” for a further description of the terms and potential amounts payable under these agreements.

The benefits payable under our NEOs’ executive severance agreements are comparable to benefits for which executives in similar positions at peer companies are eligible under their change-in-control agreements. The competitive nature of these benefits is reviewed and analyzed periodically by our Compensation and Human Resources Committee with the assistance of the Compensation and Human Resources Committee’s independent compensation consultant.

Unvested RSUs will vest after the occurrence of a change-in-control only if the RSUs are not assumed by the successor on the effective date of such transaction. If they are assumed, then the assumed RSUs will only vest if the executive officer’s position is terminated within a period of twenty-four months, or the executive’s responsibilities, salary or location are significantly changed. Outstanding performance-based LTIP awards that vest under these circumstances prior to the completion of the performance period will be paid based on actual performance for the completed years and at 100% of the target for any years not yet completed. Please see “Compensation Tables and Explanatory Information—Potential Payments Upon Termination—Potential Payments Upon Change-in-Control.”

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General Executive Severance Benefits
All of our NEOs participate in our executive severance plan. Under our executive severance plan, NEOs whose employment is involuntarily terminated are entitled to receive (1) a lump sum payment equal to (a) 15 months (24 months in the case of our Chief Executive Officer) of the executive's base salary and target annual cash incentive, if any, (b) a pro-rated portion of the executive's target annual cash incentive for the year in which the termination occurs, (c) the value of the employer portion of the monthly premiums for medical and dental benefits for the same severance period, and (d) the executive's accrued but unused vacation and (2) outplacement, tax preparation and financial planning assistance.

Under our executive severance plan, a prorated portion of any unvested time-based equity awards will continue to vest according to the original vesting schedule of such awards. Performance-based equity awards may be prorated at the discretion of the CEO and the Compensation and Human Resources Committee, and any such awards that are prorated will continue to vest according to the original vesting schedule of such awards.

Impact of Death, Disability or Retirement on Outstanding LTIP Awards
Under the terms of our Incentive Compensation Plan, in the event of the death or disability of an executive during active employment with us, all outstanding LTIP awards will vest immediately and will be paid at 100% of the target award. Please see “Compensation Tables and Explanatory Information—Potential Payments Upon Termination—Potential Payment in the Event of Death, Disability or Retirement.”

In the event of an NEO's retirement from the company, any unvested LTIP equity that remains outstanding after retirement will vest on the originally scheduled vesting date. Generally, separation before attaining the age of 62 years old and reaching 10 years of service would result in the forfeiture of unvested awards. The Compensation and Human Resources Committee may selectively grant awards that will permit unvested equity awards outstanding after retirement to vest on their originally scheduled vesting date following the retirement of an NEO. This allows the Company the option to offer long-term equity incentive compensation as a means of retaining and attracting personnel hired near their retirement or to incentivize existing employees who are nearing retirement, but who have not been with the Company for a full ten-year period.

Perquisites
We provide limited perquisites to our NEOs to facilitate the performance of their managerial and external marketing roles and to ensure a competitive total compensation package. The perquisites we currently provide to our NEOs include financial counseling fee reimbursement, executive physical exam, executive disability insurance, parking fees, company vehicles for our NEOs in Europe, and other minor expenses associated with their business responsibilities. We maintain a fractional ownership program with NetJets for use of private aircraft and associated ground travel to facilitate and add flexibility for our NEOs' business travel for the Company, whereby all of the variable costs associated with use are charged on an hourly basis, plus fuel cost charges and associated taxes. We allow our Chief Executive Officer to use up to 25 hours of our allotted travel time in this program for personal use annually. This is a taxable benefit to our Chief Executive Officer, and we do not provide him with a tax gross-up on such benefit. The allocated costs of his actual personal use are reflected in "all other compensation" in the Summary Compensation Table later in this Proxy Statement.

Risk and Oversight Considerations
Insider Trading Policy
We maintain an insider trading policy that is intended to promote compliance with federal securities laws and other applicable insider trading rules by preventing actual or apparent trading based on material nonpublic information by the Company and the Company’s employees (including officers) and directors. Our insider trading policy also prohibits our employees and directors and any designee of any such employee or director (including any trust or other entity for which such person makes investment decisions) from engaging in any

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transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, our insider trading policy prohibits our employees and directors and any designee of any such employee or director (including any trust or other entity for which such person makes investment decisions) from engaging in any transaction involving arrangements to hold our securities in a margin account or pledging them as collateral.

Clawback Policy
We have adopted a clawback policy that applies to our executive officers who are subject to Section 16 of the Exchange Act, including the NEOs. The policy is intended to comply with applicable Securities and Exchange Commission and New York Stock Exchange requirements. Under this policy, in the event of a restatement of the Company’s financial statements, the Company will recover from all covered executives, regardless of fault and without regard to any taxes paid, compensation that would not have been paid had the restated financial statements initially been correct. The compensation that could be recovered includes short-term and long-term incentive compensation awarded based on the subsequently restated financial statements that was paid during the three completed fiscal years preceding the restatement.

We also maintain an additional, discretionary clawback policy that applies to all performance-based long-term equity incentive compensation recipients other than our Section 16 officers. Our discretionary clawback policy permits the Compensation and Human Resources Committee to recover excess incentive compensation awards in the event of a restatement of the Company’s financial statements due to (a) the Company's material noncompliance with financial reporting requirements or (b) errors, omissions or fraud.

Impact of Tax Deductibility on Executive Compensation

When determining total direct compensation packages, the Compensation and Human Resources Committee considers all factors that may have an impact on our financial performance, including whether aspects of such packages are tax deductible. Section 162(m) of the Internal Revenue Code limits the amount of the tax deduction public companies may take for compensation paid to certain covered employees, generally including NEOs, to $1 million in any year per person. While the Compensation and Human Resources Committee considers whether compensation is tax deductible as one of many factors, the Compensation and Human Resources Committee believes the Company’s interests are best served by not restricting the Compensation and Human Resources Committee’s discretion and flexibility to structure compensation programs that provide the Named Executive Officers with competitive incentives to motivate and retain them, as well as reward extraordinary contributions. Achieving these objectives may necessitate paying compensation that in certain cases is not deductible for federal income tax purposes.

The Use of Independent Compensation Consultants
According to its charter, the Compensation and Human Resources Committee has the authority to engage external consultants, experts, and other professionals to support the fulfillment of its responsibilities. In 2025, the Compensation and Human Resources Committee engaged Meridian, an independent compensation consultant. The independent compensation consultant provides important information about market practices, the types and amounts of compensation offered to executives generally and the role of corporate governance considerations in making compensation decisions.

In connection with its retention of Meridian, the Compensation and Human Resources Committee considered the following factors in assessing Meridian’s independence:
•Meridian’s services for the Company are limited to executive and director compensation.
•The compensation paid to Meridian is less than 1% of Meridian’s total annual revenues for the calendar year 2025.

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•Meridian maintains the following policies and procedures that are designed to prevent conflicts of interest:
◦No Meridian partner, consultant or associate who serves the Compensation and Human Resources Committee has any business or personal relationship with any member of the Compensation and Human Resources Committee.
◦No Meridian partner, consultant or associate who serves the Compensation and Human Resources Committee or any immediate family member of such partner, consultant or associate owns any shares of stock of the Company.
◦No Meridian partner, consultant or associate who serves the Compensation and Human Resources Committee has any business or personal relationship with any executive officer of JBT Marel.

Timing of Equity Awards
We generally grant annual equity awards during the first quarter of our fiscal year, although timing may change from year to year. Our Compensation and Human Resources Committee may also make grants mid-year from time to time for new hires, promotions, or based on other business needs, in its discretion. The Compensation and Human Resources Committee does not take material nonpublic information into account when determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Stock Ownership Requirements
Our Compensation and Human Resources Committee established executive officer stock ownership guidelines to ensure a continuing alignment of executive and stockholder interests. Under our stock ownership guidelines, an executive officer is expected to maintain direct ownership of shares (including time-based RSUs, whether or not currently vested, and performance-based RSUs following the completion of the performance period) in an amount equal in value to a multiple of the individual’s base salary. Executive officers who began their employment with the Company, or who were internally promoted to an executive officer position, have five years to accumulate enough of our Common Stock to satisfy the ownership multiple. The stock ownership requirements prohibit executive officers from selling any vested/earned shares until reaching the full applicable stock ownership level.

The stock ownership multiple for each of our NEOs is provided chart. Each of our NEOs have either reached the required ownership multiple or are currently on track to satisfy our stock ownership guidelines applicable to them after their fifth year in position.

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Risk in Compensation Programs
We do not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking.

With respect to our incentive compensation programs, the metrics that determine long-term incentive award payouts for our NEOs are company-wide metrics and are further modified based on our performance compared to our selected industry peer group. Additionally, the metrics for annual cash incentive award payouts for our NEOs are based on company-wide metrics. This design is based on our belief that applying some company-wide metrics encourages decision-making that is in the best long-term interests of our Company and our stockholders as a whole.

The mix of equity award instruments used under our long-term incentive program that includes time-based awards and performance-based awards also mitigates risk. In addition, the multi-year vesting of our equity awards and our share ownership guidelines for our executive officers properly account for the time horizon of risk. We also have an incentive compensation clawback policy for our executive officers to ensure that in the case of a restatement of our historical financial results for a period of time on which performance-based compensation was granted, the amount of those awards can be recalibrated or cancelled to reflect our restated financial performance for that period.

We set also our target compensation at levels that we believe, based on market assessments, strike the appropriate balance between managing the overall expense of our compensation in comparison with peers and allowing us to continue to retain and attract the caliber of employees that we believe we need to help us succeed in the markets we serve.

Finally, at its February 25, 2026, meeting, the Compensation and Human Resources Committee requested its independent compensation consultant, Meridian, to advise it on whether we had any areas of compensation which appeared to encourage excessive risk-taking. In its report to the Compensation and Human Resources Committee, Meridian did not identify any components of our compensation program that they viewed as encouraging excessive risk.
Compensation and Human Resources Committee Report
The Compensation and Human Resources Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference in such filing.

The Compensation and Human Resources Committee establishes and oversees the design and functioning of our executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2026 Annual Meeting.
The preceding report has been furnished by the following members of the Compensation and Human Resources Committee:

Polly B. Kawalek, Chair
Alan D. Feldman
Ólafur S. Gudmundsson
Lawrence V. Jackson
Arnar Thor Másson

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Compensation Tables and Explanatory Information
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2025
The following table summarizes compensation earned by each of our Named Executive Officers ("NEOs") during the fiscal years ending December 31, 2025, December 31, 2024, and December 31, 2023. To understand the table below you should read the footnotes carefully because they describe the assumptions and calculations used to determine the dollar amounts set forth below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Brian A. Deck	2025	1,065,810	—	5,199,957	—	1,480,500	—	220,180	7,966,447
Chief Executive Officer	2024	951,921	—	4,049,973	—	1,230,240	—	220,826	6,452,960
	2023	921,901	—	3,600,014	—	1,503,810	—	150,374	6,176,099
Matthew J. Meister	2025	584,122	—	1,125,010	—	513,769	—	93,142	2,316,043
Executive Vice President and Chief Financial Officer	2024	501,011	—	820,016	—	418,898	—	94,643	1,834,568
	2023	482,958	—	775,008	—	482,528	—	63,079	1,803,573
Arni Sigurdsson (4)(5)	2025	904,794	2,909,300	1,624,874	—	705,000	—	698,201	6,842,169
President
Robert J. Petrie (5)	2025	438,876	—	699,919	—	350,372	—	121,978	1,611,145
Executive Vice President and President, Meat and Prepared Foods	2024	441,824	—	574,989	—	258,537	—	119,954	1,395,304
	2023	473,660	—	550,048	—	407,677	—	143,751	1,575,136
Roger Claessens (7)(8)	2025	434,603	154,065	550,062	—	331,926	—	71,780	1,542,436
Executive Vice President and President, Poultry

____________________________________
(1)The amounts in column (e) for fiscal year 2025 include awards of time-based RSUs and performance-based RSUs under our Incentive Compensation Plan. These dollar amounts represent the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 12 to the Consolidated Financial Statements for 2025.
The value of performance-based awards is based on the probable outcome of the performance conditions as of the grant date. The probable outcome for 2023, 2024, and 2025 grants of performance-based awards was estimated at the target payout level, or 100%. The actual achievement was 155% of the target payout for the 2023 awards. The performance periods for the annual awards granted in 2024 and 2025 will not end until December 31, 2026, and December 31, 2027, respectively.
The grant date fair value of performance-based RSUs for fiscal year 2025 assuming the target and maximum levels of performance was achieved are as follows:

	Fair Value Assuming Target	Fair Value Assuming
Name	Performance ($)	Maximum Performance ($)
Brian A. Deck	3,119,947	9,359,841
Matthew J. Meister	675,033	2,025,099
Arni Sigurdsson	599,969	1,799,907
Robert J. Petrie	419,951	1,259,853
Roger Claessens	330,010	990,030

(2)The amounts in column (g) reflect cash payments for annual incentive plan awards.

42	JBT Marel Corporation 2026 Proxy Statement

Proposal 2: Say on Pay
(3)The amounts in column (i) for fiscal year 2025 reflect perquisites and other compensation for each NEO. The table below shows the components of "All Other Compensation" related to each NEO.

All Other Compensation
Name	Reimbursement for Professional Advisor Fees*	Company Contributions to Qualified and Non-Qualified Savings Plans**	Executive Disability Insurance	Executive Physical	Parking***	Other ****	Total
Brian A. Deck	20,000	150,425	3,437	7,200	6,124	32,993	220,179
Matthew J. Meister	20,000	65,925	2,447	4,770	—	—	93,142
Arni Sigurdsson	20,000	15,538	—	—	18,564	644,099	698,201
Robert J. Petrie	20,000	—	—	—	9,406	92,572	121,978
Roger Claessens	20,000	—	—	—	22,214	29,566	71,780

*    Our costs for financial planning and personal tax assistance are specifically allocated to each individual NEO receiving the services to which such fees relate. All amounts paid to obtain financial planning and personal tax assistance for our NEOs represent taxable income to the executive for which we do not provide a gross-up.
**For a description of the matching contributions provided to participants in the Qualified Savings Plan and Non-Qualified Savings Plan, see “Compensation Discussion and Analysis — Savings Plans” above.
***Pursuant to the employment agreements for Messrs. Petrie and Claessens and for Mr. Sigurdsson during his time under an Icelandic contract, they are entitled to a company car. These amounts represent the associated costs for the vehicle and fuel. For Mr. Deck, this amount represents office parking fees.
****For Mr. Deck, the “Other” compensation includes the company’s cost for limited personal use of a private aircraft. The personal use of private aircraft was provided through a fractional ownership program, whereby all of the variable costs associated with use are charged on an hourly basis, plus fuel cost charges and associated taxes. We calculated the cost of personal use of the private aircraft by taking into account the hourly rate for the time the personal use occurred as well as a fuel cost charge attributable to personal use. Because the fractional ownership program is primarily used for business travel, we did not allocate any of the fixed costs associated with the arrangement to personal use. The personal use of aircraft is a taxable benefit to Mr. Deck with no gross-up. For Messrs. Petrie and Claessens and for Mr. Sigurdsson during his time under an Icelandic contract, the "Other" compensation includes employer contributions to the retirement pension plans. (See "Savings Plan" above for details.)
(4)The amounts reported as salary, bonus, non-equity incentive compensation, and all other compensation that are reported for Mr. Sigurdsson were partially paid in Icelandic Krona. These amounts were converted into U.S. dollars in the Summary Compensation Table. These amounts were translated into U.S. dollars at the average exchange rate for each month.
(5)Mr. Sigurdsson received one-time payments outlined in column (d) related to (1) the successful completion of the combination of JBT and Marel, (2) remaining actively employed and engaged in the management of Marel through the closing of the transaction, (3) accepting the role of President of JBT Marel, (4) replacing equity awards granted by Marel in 2024 that were due to vest in 2025, and (5) settling exercisable Marel options which vested in connection with the transaction.

(6)The amounts reported as salary, non-equity incentive compensation and all other compensation that are reported for Mr. Petrie were paid in Swedish Krona. These amounts were converted into U.S. dollars in the Summary Compensation Table. These amounts were translated into U.S. dollars at the average exchange rate for each month.
(7)The amounts reported as salary, bonus, non-equity incentive compensation and all other compensation that are reported for Mr. Claessens were paid in Euros. These amounts were converted into U.S. dollars in the Summary Compensation Table. These amounts were translated into U.S. dollars at the average exchange rate for each month.
(8)Mr. Claessens received one-time payments outlined in column (d) related to (1) replacing equity awards granted by Marel in 2024 that were due to vest in 2025 and (2) settling exercisable Marel options which vested in connection with the transaction.

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Proposal 2: Say on Pay
GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2025
Shown below is information with respect to plan-based awards made in fiscal year 2025 to each Named Executive Officer.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Brian A. Deck
MIP - Cash		—	1,260,000	2,520,000
Time-Based RSUs	2/26/2025							15,379			2,080,010
Performance RSUs	2/26/2025					23,068	69,204				3,119,947
Matthew J. Meister
MIP - Cash		—	437,250	874,500
Time-Based RSUs	2/26/2025							3,327			449,977
Performance RSUs	2/26/2025					4,991	14,973				675,033
Arni Sigurdsson
MIP - Cash		—	600,000	1,200,000
Time-Based RSUs	1/3/2025							4,987			624,971
Time-Based RSUs	2/26/2025							2,957			399,934
Performance RSUs	2/26/2025					4,436	13,308				599,969
Robert J. Petrie
MIP - Cash		—	298,189	596,378
Time-Based RSUs	2/26/2025							2,070			279,968
Performance RSUs	2/26/2025					3,105	9,315				419,951
Roger Claessens
MIP - Cash		—	282,490	564,980
Time-Based RSUs	2/26/2025							1,627			220,052
Performance RSUs	2/26/2025					2,440	7,320				330,010
____________________________________
(1)Each of our NEOs received cash incentive awards under the MIP. For further discussion of the 2025 cash incentive awards, see “Management Incentive Plan” in the CD&A.
(2)The amounts shown in columns (g) and (h) reflect the target and maximum number of shares of common stock issuable pursuant to performance RSUs granted to each of our NEOs in 2025 pursuant to our Incentive Compensation Plan as part of the annual award cycle.
(3)The amounts shown in column (i) reflect the number of RSUs subject to time-based vesting requirements granted to each of our NEOs in 2025 pursuant to our Incentive Compensation Plan.
(4)The amounts in column (l) reflect the grant date fair value of the 2025 time-based RSUs and performance-based RSUs computed in accordance with ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. The grant date fair value of the time-based RSUs is based on the closing price of our common stock on the date of grant. The grant date fair value of the performance-based RSUs assumes achievement at the target payout level. Assumptions used in the calculation of these amounts are described in Note 12 to our audited consolidated financial statements for the fiscal year ended December 31, 2025, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2026.

44	JBT Marel Corporation 2026 Proxy Statement

Proposal 2: Say on Pay
OUTSTANDING EQUITY AWARDS AT FISCAL 2025 YEAR-END TABLE
The following table sets forth certain information concerning outstanding equity awards of the NEOs as of December 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Brian A. Deck	—	—	—	—	—	97,137	14,635,632	23,333	3,515,583
Matthew J. Meister	—	—	—	—	—	20,481	3,085,872	4,937	743,858
Arni Sigurdsson	—	—	—	—	—	10,073	1,517,699	2,957	445,531
Robert J. Petrie	—	—	—	—	—	13,973	2,105,312	3,199	481,993
Roger Claessens	—	—	—	—	—	2,798	421,575	1,627	245,140
____________________________________
(1)The outstanding RSU awards presented in column (g) include time-based RSUs and earned performance-based RSUs that remain subject to requisite service vesting conditions. These awards are scheduled to vest on the vesting dates indicated below. The February 23, 2026, vesting date includes shares earned by the NEOs under performance RSUs for the 2023-2025 period as follows: Mr. Deck: 30,495 shares; Mr. Meister: 6,564 shares; and Mr. Petrie: 4,659.

Vesting Date	Brian A. Deck	Matthew J. Meister	Arni Sigurdsson	Robert J. Petrie	Roger Claessens
January 5, 2026	—	—	4,987	—	—
February 23, 2026	34,867	7,506	—	5,327	—
February 26, 2026	5,126	1,109	985	690	542
February 27, 2026	5,302	1,074	—	753	—
February 26, 2027	5,126	1,108	986	690	542
February 27, 2027	30,516	6,179	—	4,333	—
February 26, 2028	16,200	3,505	3,115	2,180	1,714
(2)The market value of earned and unvested RSUs is calculated using a price of $150.67 per share, based on the closing price of our Common Stock on December 31, 2025, the last trading day of 2025.
(3)The outstanding RSU awards presented in column (i) above are unearned performance-based RSUs granted in 2024 and 2025 for the three-year performance periods ending December 31, 2026, and December 31, 2027, respectively. These performance-based RSUs vest if we meet certain EPS and ROIC targets during the applicable performance period, subject to an rTSR performance modifier. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation.” The shares reported in column (i) of this table include shares that would be earned based on achieving the target level of performance during the under the 2024-2026 performance period for performance-based RSUs granted in 2024 and the 2025-2027 performance period for performance-based RSUs granted in 2025, because our financial performance through December 31, 2025, indicated performance between the threshold and target levels for these awards. The table below sets forth the target number of shares that would vest, if the target performance conditions are satisfied, on the vesting dates indicated below.

Vesting Date	Brian A. Deck	Matthew J. Meister	Arni Sigurdsson	Robert J. Petrie	Roger Claessens
February 22, 2026	7,954	1,610	—	1,129	—
February 27, 2027	15,379	3,327	2,957	2,070	1,627

(4)The market value of unearned and unvested performance-based RSUs is calculated using the target payout level and a price of $150.67 per share, based on the closing price of our Common Stock on December 31, 2025, the last trading day of 2025.

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Proposal 2: Say on Pay
OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2025
The following table displays the number of shares received as a result of RSUs vesting during 2025 and the value of such shares as of the vesting date. No stock options were exercised by our NEOs during the year.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Brian A. Deck	—	—	47,076	5,594,001
Matthew J. Meister	—	—	9,611	1,141,934
Robert J. Petrie	—	—	6,679	793,657
NON-QUALIFIED DEFERRED COMPENSATION TABLE FOR FISCAL YEAR 2025
The contributions made by certain of our NEOs to our Non-Qualified Savings Plan in 2025, together with matching contributions or other allocations to the Non-Qualified Savings Plan, earnings made on plan balances, any withdrawals or distributions, and the year-end balances in each of these plans were as follows.

	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Name	($) (1)	($) (2)	($) (3)	($)	($) (4)
(a)	(b)	(c)	(d)	(e)	(f)
Brian A. Deck	200,963	127,413	234,786	—	2,283,511
Matthew J. Meister	—	43,175	23,119	—	189,009
____________________________________
(1)All of the NEOs' contributions reported in column (b) are included in salary and non-equity incentive plan compensation reported for the NEOs in the Summary Compensation Table above.
(2)All of the contributions made by us for our NEOs reported in column (c) are included in “All Other Compensation” for the executives in the Summary Compensation Table above. Amounts included in column (c) do not include contributions to the Qualified Savings Plan.
(3)Aggregate earnings represent an increase (decrease) in the value of investments in each of the NEOs’ plans during the fiscal year ended December 31, 2025.
(4)The portion of the Aggregate Balance at Last Fiscal Year End reported as compensation in the Summary Compensation Table in our Proxy Statement for fiscal years ended prior to the year ended December 31, 2025, was $1,720,390 for Mr. Deck and $122,755 for Mr. Meister.
Messrs. Petrie and Claessens are not eligible for this plan. Mr. Sigurdsson did not have any contributions to this plan in 2025.
Pursuant to our Non-Qualified Savings Plan, certain of our employees, including our NEOs, may defer between 1% and 100% of base salary and annual non-equity incentive compensation. Deferral elections for our Non-Qualified Savings Plan are made by eligible employees in December of each year for base salary and annual non-equity incentive compensation amounts earned in the following year. The investment options for our Non-Qualified Savings Plan are publicly traded mutual funds, similar to those offered in our Qualified Savings Plan.

The Non-Qualified Savings Plan provides for a Company contribution equal to 6.5% of an employee’s deferred compensation and 6.5% of the employee’s remaining eligible compensation in excess of the Internal Revenue Code Section 401(a)(17) limit (“Excess Income”) into the Plan. In addition, the Non-Qualified Savings Plan provides for an additional discretionary matching contribution of between 0% and 2% of the employee’s deferrals and Excess Income depending upon the Company’s achievement of pre- determined financial performance targets. Participants are vested on a three-year graded vesting schedule for Company contributions. Accrued benefits under the Non-Qualified Savings Plan may be distributed as either a lump sum payment or in annual, quarterly or monthly payments over a five-year period. Distributions will be paid no

46	JBT Marel Corporation 2026 Proxy Statement

Proposal 2: Say on Pay
sooner than six months after termination of employment for “specified employees” as defined by the Internal Revenue Code. All of our NEOs are considered specified employees under Internal Revenue Code regulations.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
In the event of termination of employment under certain circumstances, our NEOs will receive additional compensation benefits as described below. In the event of the death of a NEO, such NEO's estate will be entitled to receive the benefits described below. Termination payments and change-in-control payments will be mutually exclusive and our NEOs will not be entitled to receive both forms of payments under any circumstances.
Payments in the Event of Death, Disability or Retirement
In the event of the death or disability of an employee (including an NEO) during active employment with us, all outstanding LTIP awards will vest immediately and will be paid at 100% of the target award. In the event of the retirement of any of our NEOs after reaching the age of 62, all outstanding LTIP awards under the LTIP will be retained and will vest in accordance with their pre-retirement normal vesting schedule. If any of our NEOs who are not eligible for retirement chose to retire as of the last day of our 2025 fiscal year, the effect of that retirement would be the same as if the NEO had resigned. The following table assumes that each of our NEOs was retirement-eligible as of the end of our 2025 fiscal year, and shows the value to each of our NEOs should any of these events have occurred on December 31, 2025, under our plans, policies and agreements.
Executive Benefits and Payments in the Event of Death, Disability or Retirement on December 31, 2025

	Long-Term Incentive Compensation
	Unearned Performance-Based Restricted Stock Units That Have Not Vested (1)	Performance-Based Restricted Stock Units That Have Not Vested (2)	Time-Based Restricted Stock Units	Total (3)
Name	($)	($)	($)	($)
Brian A. Deck	3,515,583	10,061,893	4,573,739	18,151,215
Matthew J. Meister	743,858	2,119,023	966,849	3,829,730
Arni Sigurdsson	445,531	320,776	1,196,922	1,963,229
Robert J. Petrie	481,993	1,465,868	639,443	2,587,304
Roger Claessens	245,140	176,435	245,140	666,715
____________________________________
(1)The performance period for units granted in 2024 and 2025 will not end until December 31, 2026, and December 31, 2027, respectively. This column shows the market value of unearned, unvested at-risk performance-based RSUs granted in 2024 and 2025 at the target payout level using the closing price of our common stock on December 31, 2025.
(2)Reflects the value of earned and unvested performance-based RSUs granted in 2023 at actual achieved levels described in “Outstanding Equity Awards at Fiscal Year-End Table” using the closing price of our common stock on December 31, 2025.
(3)Retirement will not result in accelerated vesting. In the event of an eligible retirement at age 62, all unvested LTIP awards described in the table above may be retained and will vest on their normal vesting date, and, in the case of performance-based awards, subject to the achievement of the performance conditions. The value of such awards on the vesting date will depend on the market price on that date and the extent to which the performance conditions are met.
Payments Made in an Involuntary Termination
Our NEOs will receive payments pursuant to our executive severance pay plan described in “Compensation Discussion and Analysis—Other Benefits—General Executive Severance Benefits” above in the event they lose their job involuntarily, other than for cause or as a result of a change-in-control. The benefits under this plan include:
•a severance payment equal to the sum of 15 months (24 months in the case of Mr. Deck) of the NEO's base salary and target annual cash incentive;

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Proposal 2: Say on Pay
•a prorated payment of the NEO's target annual cash incentive for the calendar year in which such termination occurs;
•a payment equal to 15 times the employer’s portion of the monthly premium for the NEO's medical and dental insurance (24 times in the case of Mr. Deck);
•reimbursement for outplacement assistance obtained within 12 months following the termination;
•the proration of unvested time-based equity incentive awards as of the termination date and continued vesting according to the vesting schedule of such awards;
•at the discretion of the Chief Executive Officer and the Compensation and Human Resources Committee, the proration of unvested performance-based equity incentive awards and continued vesting according to the vesting schedule of such awards; and
•a lump sum payment of $20,000 less any amounts that we previously reimbursed to the NEO for financial planning and tax preparation assistance expenses incurred in the calendar year in which such termination occurs.
Benefits under our executive severance plan will be contingent upon continuing compliance by the terminated executive with non-disclosure, non-compete and non-solicitation covenants. An executive will cease to participate in the executive severance plan upon the occurrence of certain disqualifying events or the violation of the provisions contained in the separation agreement.
The amounts shown in the table below are calculated using the assumption that an involuntary not for cause termination occurred on December 31, 2025, and, as a result, are based on amounts earned through such time and are only estimates of amounts which would be paid out to our NEOs in the event of such a termination under our executive severance plan. The actual amounts that would be paid out if such a termination were to occur can only be determined at the time of such NEO’s actual termination and would be calculated based on their current salaries and benefits at such time.
Executive Benefits and Payments for Involuntary Termination Occurring on December 31, 2025

	Compensation($)		Benefits and Perquisites($)
Name	Severance Payment	Pro-Rated Target Annual Cash Incentive	Medical and Dental Benefits (1)	Financial Planning and Tax Preparation Assistance	Outplacement Services	Total ($)
Brian A. Deck	4,620,000	1,260,000	40,415	—	50,000	5,970,415
Matthew J. Meister	1,275,313	437,250	9,659	—	50,000	1,772,222
Arni Sigurdsson	1,750,000	600,000	15,815	—	50,000	2,415,815
Robert J. Petrie	946,177	298,189	3,850	—	50,000	1,298,216
Roger Claessens	896,363	282,490	2,648	—	50,000	1,231,501
____________________________________
(1)Assumes no change in current premium cost paid by the Company and such NEO for medical and dental benefits.

48	JBT Marel Corporation 2026 Proxy Statement

Proposal 2: Say on Pay
Potential Payments Upon Change-in-Control
We entered into “double-trigger” executive severance agreements with each of our NEOs pursuant to which, in the event of both a qualifying change-in-control and any of (1) an involuntary termination of employment for reasons other than cause, disability or death within 24 months after the change-in-control, (2) a voluntary termination of employment by the NEO for Good Reason (as defined in the executive severance agreement) within 24 months after the change-in-control or (3) our breach of any material provision of the underlying agreement, the NEO will be entitled to receive such executive’s accrued salary and vacation, certain expense reimbursements and certain other severance benefits described in the executive severance agreements. The severance benefits include: (1) an amount equal to two times their highest rate of annual base salary (three times for Mr. Deck) at any time prior to the termination, (2) an amount equal to two times the executive’s highest target annual cash incentive (three times for Mr. Deck), (3) an amount equal to the prorated portion of the target total annual cash incentive for the plan year in which such termination occurs, (4) continuance of our welfare benefits for 24 months after the date of termination, and (5) the vesting of equity incentive awards, which become immediately transferable in accordance with the terms of the agreements. In addition, each of our NEOs will receive credit for two additional years of service (three years for Mr. Deck) solely for purposes of calculating vesting under our Non-Qualified Savings Plan.
The cash portion of the severance benefits will generally be required to be paid in a single lump sum payment no later than 30 days after the date of termination, subject to certain delayed payment exceptions that may apply under certain circumstances pursuant to requirements imposed by Section 409A of the Internal Revenue Code.
Our NEOs will not be obligated to seek other employment in mitigation of amounts payable under their executive severance agreements, and their subsequent re-employment will not impact our obligation to make the severance payments provided for under the executive severance agreements provided the executive’s employment does not violate any non-compete obligation under the executive severance agreement.
Our NEOs who receive severance benefits under executive severance agreements will not be entitled to receive additional severance benefits under our general executive severance plan described above under “Potential Payments Made Upon Termination—Payments Made in an Involuntary Termination.”
As described above, a qualifying change-in-control is required as one of the two triggers resulting in payment of severance benefits. A qualifying change-in-control is defined in the executive severance agreements to include:
•any person or group becoming the owner of more than 50% of the fair market value or voting power of our stock,
•either (i) any person or group acquiring ownership of more than 30% of the voting power of our stock in any twelve-month period or (ii) the replacement of the majority of our Board of Directors during any twelve-month period (excluding changes endorsed by a majority of the members of our Board of Directors prior to such change), except in each case to the extent that at such time there is another person or group that owns a majority of our stock, and
•any person or group acquiring more than 40% of the fair market value of our assets during any twelve-month period, except to the extent the assets are transferred to (i) a stockholder of our Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by our Company, (iii) a person or certain groups of persons that owns, directly or indirectly, 50% or more of the total value or voting power of all of our outstanding stock or (iv) an entity at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in the immediately preceding paragraph.
An NEO's voluntary termination will be considered to be for Good Reason for purposes of the executive severance agreements if, without the executive’s express written consent, there is any (1) material reduction or alteration in the executive’s duties or any assignment that is materially inconsistent with such executive’s duties, (2) meaningful change in the executive’s work location, (3) material reduction in the executive’s base salary, (4) material reduction in the executive’s level of participation in our compensation, benefit or retirement plans, policies, practices or arrangements or (5) failure of the successor in a change-in-control to assume our obligations under the executive severance agreement.

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Proposal 2: Say on Pay
If payments of any amount to any NEO under an executive severance agreement would be subject to an excise tax under the Internal Revenue Code, the amount of payments generally will be reduced to the maximum amount that may be paid without triggering an excise tax payment. No such reduction will be made, however, if the net after-tax benefit that any NEO would otherwise receive in the absence of such a reduction would exceed the net after-tax benefit they would receive after making such a reduction.
Under the terms of the grant agreements for long-term equity compensation awards pursuant to which such awards were issued, all outstanding LTIP awards to NEOs will vest after the occurrence of a change-in-control only if the awards are not assumed by the successor on the effective date of such transaction, the executive officer’s position is terminated within a period of twenty-four months, or the executive voluntarily resigns due to significant change in responsibilities, salary, or location within a period of twenty-four months. Outstanding performance-based LTIP awards that vest under these circumstances prior to the completion of the performance period will be paid based on actual performance for the completed years and at 100% of the target for any years not yet completed.
The amounts shown in the table below are calculated using the assumption that payments described above were triggered based on a change-in-control and qualifying termination as of December 31, 2025, and as a result are based on amounts earned through such time and are only estimates of the amounts which would be paid to our NEOs in the event of such a qualifying termination under their executive severance agreements. The actual amounts that would be paid out if such a termination were to occur can only be determined at the time of such executive officer’s actual termination and would be subject to their salaries, incentives and other benefits at that time.
Executive Benefits and Payments for Change-in-Control Termination Occurring on December 31, 2025

	Compensation ($)						Benefits and Perquisites ($)
Name	Base Salary Multiple (1)	Annual Cash Incentive Multiple	Pro- Rated Target Annual Non-Equity Incentive	LTIP Unearned Performance- Based Restricted Stock Units That Have Not Vested (2) *	LTIP Performance- Based Restricted Stock Units That Have Not Vested (3) *	LTIP Time- Based Restricted Stock Units *	Health & Welfare Benefits (4)	Outplacement Services	Excise Tax Cutback (5)	Total ($)
Brian A. Deck	3,150,000	3,780,000	1,260,000	3,515,583	10,061,893	4,573,739	40,415	70,000		26,451,630
Matthew J. Meister	1,166,000	874,500	437,250	743,858	2,119,023	966,849	15,454	70,000	(895,054)	5,497,880
Arni Sigurdsson	1,600,000	1,200,000	600,000	445,531	320,776	1,196,922	25,305	70,000	—	5,458,534
Robert J. Petrie	917,505	596,378	298,189	481,993	1,465,868	639,443	6,160	70,000	—	4,475,536
Roger Claessens	869,200	564,980	282,490	245,140	176,435	245,140	4,237	70,000	—	2,457,622
____________________________________
(1)The base salary and annual cash incentive multiples reflect the base salaries and target annual incentive awards of these NEOs’ executive severance agreements as of December 31, 2025.
(2)Reflects the market value of unearned and unvested performance-based RSUs granted in 2024 and 2025 at the target payout level using the closing price of our common stock on December 31, 2025.
(3)Reflects the value of performance-based RSUs granted in 2023 at actual achieved levels described in “Outstanding Equity Awards at Fiscal Year-End Table” using the closing price of our common stock on December 31, 2025.
(4)Assumes no change in current premium cost paid for such NEO's medical, dental, life insurance and disability benefits.
(5)The payment made to Mr. Deck would be subject to an excise tax, however no reduction would be made because the after-tax benefit he would receive in the absence of such a reduction would exceed the net after-tax benefits he would receive after making such a reduction. The payment to Mr. Meister would be reduced to avoid paying excise tax.
*The amounts designated with an (*) would be received on a change-in-control without a termination of employment if the applicable conditions for accelerated vesting were met.

50	JBT Marel Corporation 2026 Proxy Statement

Proposal 2: Say on Pay
EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders: (1)
Restricted Stock Units	643,415	N/A	810,879
Subtotal	643,415	—	810,879
Equity compensation plans not approved by security holders:
Total	643,415	—	810,879
____________________________________
(1)The 2017 Incentive Compensation Plan was approved by stockholders in May 2017. The 2017 Incentive Compensation Plan replaced the prior incentive compensation plan (the “2008 Incentive Compensation Plan”), which remains in existence solely for the purpose of governing the terms of awards that had been granted under the 2008 Incentive Compensation Plan prior to May 2017. The aggregate number of shares of common stock that are authorized for issuance under the 2017 Incentive Compensation Plan is (i) 1,000,000 shares, plus (ii) the number of shares of common stock that remained available for issuance under the 2008 Incentive Compensation Plan on the effective date of the 2017 Incentive Compensation Plan, plus (iii) the number of shares of common stock that were subject to outstanding awards under the 2008 Incentive Compensation Plan on the effective date of the 2017 Incentive Compensation Plan that are canceled, forfeited, returned or withheld without the issuance of shares thereunder.
(2)This column includes unearned, unvested performance-based RSUs at a maximum payout level of 225,878 shares. If our actual performance falls below the maximum level, fewer shares will be issued. The target payout level of these performance-based RSUs is 112,939 shares. For financial statement reporting purposes, we estimated, based on actual results and forecasted results for the remainder of the applicable performance periods, that 176,550 shares subject to performance conditions are expected to vest, and, as a result, an aggregate of 594,087 shares of common stock would be issued upon vesting of all time-based and performance-based RSU awards outstanding at December 31, 2025. Please see Note 12, “Stock-Based Compensation,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, for additional information about the Incentive Compensation and Stock Plan.
CEO PAY RATIO
Our CEO pay ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. In determining the pay ratio calculation, we used the following methodology, assumptions and reasonable estimates.

For purposes of this disclosure, as permitted by SEC regulations, we identified our median employee using our global employee population as described below, as of October 1, 2025 (the “Effective Date”). In total, our workforce consisted of 12,585 full-time, part-time, temporary, and seasonal employees in 43 countries as of the Effective Date, with 3,301 located in the United States and 9,284 outside the United States.

We excluded employees in 12 countries totaling 622 employees (approximately 5.0% of our total workforce) from the determination of “median employee” under the de minimis exception in the SEC rules. We excluded employees in Poland (202), India (103), South Africa (94), Thailand (81), Chile (49), and Russia (32), as well as the employees in the following countries (all of which had fewer than 25 employees): Argentina, Indonesia, Namibia, Philippines, Romania, and Vietnam. As a result, our employee population for purposes of the pay ratio calculation included 11,963 (including all 3,301 employees located in the United States and 8,662 employees located outside the United States) of our 12,585 employees. For purposes of a consistently applied compensation measure of our employee population, we utilized annual base pay.

As a global manufacturer of highly engineered machinery and technology solutions, a significant portion of our workforce consists of full-time hourly employees. For the majority of our employees, base pay is the primary component of their compensation. It represents the fixed portion of each employee’s compensation arrangement and is paid without regard to our financial or operational performance in a given year. Consequently, annual base pay is a measure that reasonably reflects annual compensation for purposes of identifying our median employee.

JBT Marel Corporation 2026 Proxy Statement	51

Proposal 2: Say on Pay
We estimated the annual base pay of our employee population as follows. For salaried employees, we estimated annual base pay using employees’ base salary as of the Effective Date. For hourly employees, we estimated annual base pay by combining the employees’ hourly rate as of the Effective Date with their scheduled hours, which generally consists of 40 hours per week for full-time employees.

To calculate the median employee’s 2025 annual compensation for purposes of the 2025 CEO pay ratio, we added together all of the elements of such median employee’s compensation for 2025 in the same way that we calculate the annual total compensation for our NEOs in the Summary Compensation Table. On that basis, we calculated the 2025 annual compensation for our median employee as $92,757. Mr. Deck’s annual total compensation based on all elements of his compensation as reported in the Summary Compensation Table for Fiscal Year 2025 was $7,966,447. Based on this information, the ratio of the annual total compensation of our CEO to the median of the total annual compensation of our other employees was 86 to 1.

PAY VERSUS PERFORMANCE
Our pay versus performance (PVP) disclosure was calculated in compliance with the requirements mandated and set forth in Dodd-Frank Act. Below is the required tabular disclosure of the PVP which details the relationship between Compensation Actually Paid (CAP) to our Primary Executive Officer (PEO) and the average of our other named executive officers (NEOs) and certain financial measures.

	Pay				Performance
	Current PEO (1)		Avg. of Other NEOs (2)		Value of $100 Initial Investment Based On (3):			Company Selected Performance Metric (4)
Year	SCT Total Comp.	Comp Actually Paid	SCT Total Comp.	Comp Actually Paid	JBTM Cumulative TSR	S&P 1500 Industrial Machinery Cumulative TSR	Net (Loss) Income (in millions)	Adjusted EPS
2025	$7,966,447	$13,089,405	$3,077,948	$3,779,974	$135	$166	$(50.5)	$6.41
2024	$6,452,960	$11,217,470	$1,526,123	$2,252,023	$113	$148	$85.4	$5.38
2023	$6,176,099	$8,158,164	$1,499,098	$1,802,760	$80	$133	$582.6	$2.62
2022	$4,791,474	$2,847,190	$1,155,529	$761,586	$81	$104	$130.7	$4.81
2021	$5,023,977	$4,743,995	$1,567,948	$1,097,771	$135	$121	$118.4	$3.82
____________________________________
(1) Current PEO refers to Brian A. Deck.
(2) Includes the following NEOs:
2025: Messrs. Meister, Sigurdsson, Petrie, and Claessens
2024: Messrs. Meister, Petrie, Rizzolo, and Marvin
2023: Messrs. Meister, Petrie, Rizzolo, Marvin, and Burdakin
2022: Messrs. Meister, Petrie, Burdakin, Marvin, and Fernandez
2021: Messrs. Meister, Burdakin, Marvin, Fernandez, and Sternlieb
(3) TSR is cumulative (i.e., 1 year for 2021, 2 years for 2022 and 3 years for 2023) and depicted as a dollar value assuming $100 was invested as of January 1, 2021.
(4) Adjusted EPS is calculated by making certain adjustments to GAAP earnings per share to exclude unusual, one-time and non-recurring items, including restructuring charges, M&A-related costs, acquisition-related amortization and depreciation, non-cash pension plan related settlement costs and the related tax impact. The Adjusted EPS award results are annually assessed with that year’s Adjusted EPS targets and averaged over the specified three-year period. As an incentive measure, we believe that linking sustained Adjusted EPS growth to compensation helps us drive our executive officers to improve overall earnings.

52	JBT Marel Corporation 2026 Proxy Statement

Proposal 2: Say on Pay
To calculate the Compensation Actually Paid (CAP), the following amounts were deducted from and added to the Summary Compensation Table (SCT) total compensation:
Current PEO SCT to CAP Reconciliation:

Year	Summary Compensation Table Total for Current PEO ($)	Exclusion of Change in Pension Value for Current PEO ($)	Exclusion of Stock Awards for Current PEO ($)	Inclusion of Pension Service Cost for Current PEO ($)	Inclusion of Equity Values for Current PEO ($)	Compensation Actually Paid to Current PEO ($)
2025	7,966,447	—	(5,199,957)	—	10,322,915	13,089,405

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Current PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Current PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Current PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Current PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Current PEO ($)	Total - Inclusion of Equity Values for Current PEO ($)
2025	8,167,553	2,544,717	—	(389,355)	—	10,322,915

Average NEO SCT to CAP Reconciliation:

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	3,077,948	—	(999,966)	—	1,701,992	3,779,974

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	1,513,588	222,122	—	(33,718)	—	1,701,992
Tabular List
The following table lists our most important performance measures used by us to link compensation actually paid to our NEOs to Company performance for fiscal year 2025. The performance measures included in this table are not ranked by relative performance.

2025 Most Important Measures (Unranked)
Adjusted EPS is calculated by making certain adjustments to GAAP earnings per share to exclude unusual, one-time and non-recurring items, including restructuring charges, M&A-related costs, acquisition-related amortization and depreciation, non-cash pension plan related settlement costs and the related tax impact. The Adjusted EPS award results are annually assessed with that year’s Adjusted EPS targets and averaged over the specified three-year period. As an incentive measure, we believe that linking sustained Adjusted EPS growth to compensation helps us drive our executive officers to improve overall earnings.

Adjusted EBITDA is calculated as earnings adjusted for income taxes, interest expense (income), net, other financing income, pension expense other than service cost, restructuring, M&A related and other costs and depreciation and amortization, including acquisition related depreciation and amortization. Adjusted EBITDA growth is one of our primary internal performance measures designed to align incentive opportunities with our internal benchmark for generating operating cash flow.

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue. We utilize Adjusted EBITDA Margin as a performance metric because it measures our ability to convert revenue into income.
ROIC takes our Adjusted EBITDA plus depreciation, net of tax, as a percentage of our invested capital. Our invested capital is the sum of cash and cash equivalents, debt and equity.
Financial Leverage Ratio is calculated as net debt divided by our trailing twelve months Adjusted EBITDA. Net debt is total debt less cash and cash equivalents.

JBT Marel Corporation 2026 Proxy Statement	53

Proposal 2: Say on Pay
Relationship Between CAP and PVP Performance Metrics
The table below shows the relationship between compensation actually paid to our PEO, the average of the compensation actually paid to our other NEOs and our total shareholder return over five fiscal years ending December 31, 2025. As shown in the chart, the PEO and NEO CAP amounts trend similarly to JBTM’s TSR. This is primarily due to our pay for performance philosophy and the use of equity incentives, which are tied to company performance and our stock price.

CAP vs. Total Shareholder Return
Compensation Actually Paid ("CAP") (000's)
Total Shareholder Return (TSR) Value of Initial Fixed $100 Investment
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$160
$140
$120
$100
$80
$60
$40
$20
$0
$4,744
$1,098
$2,847
$762
$8,158
$1,803
$11,217
$2,252
$13,089
$3,780
$135
$81
$88
$113
$135
2021
2022
2023
2024
2025
CAP to Current PEO
Average CAP to NEO
JBTM TSR

The table below shows the relationship between compensation actually paid to our PEO, the average of the compensation actually paid to our other NEOs and our net income over five fiscal years ending December 31, 2025.

CAP vs. Net Income
Compensation Actually Paid ("CAP") (000's)
Net Income (Millions)
$13,500
$12,500
$11,500
$10,500
$9,500
$8,500
$7,500
$6,500
$5,500
$4,500
$3,500
$2,500
$1,500
$500
-$500
-$1,500
$600.0
$550.0
$500.0
$450.0
$400.0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$-
$(50.0)
$(100.0)
2021
2022
2023
2024
2025
$4,744
$1,098
$118.4
$2,847
$762
$130.7
$8,158
$1,803
$582.6
$11,217
$2,252
$85.4
$13,089
$3,780
$(50.5)
CAP to Current PEO
Average CAP to NEO
Net Income ($M)

54	JBT Marel Corporation 2026 Proxy Statement

Proposal 2: Say on Pay
The table below shows the relationship between compensation actually paid to our PEO, the average of the compensation actually paid to our other NEOs and our company selected metric – Earning Per Share over five fiscal years ending December 31, 2025.

CAP vs. CSM: Earnings Per Share

$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Compensation Actually Paid ("CAP") (000's)
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
CMS: Earnings Per Share (EPS)
$2.88
$1,098
$2,847
$3.23
$762
$8,158
$4.02
$1,803
$11,217
$2.63
$2,252
$6.41
$3,780
2021
2022
2023
2024
2025
CAP to Current PEO
Average CAP to NEO
CSM - EPS

The table below shows the relationship between JBTM TSR and the TSR of the selected peer group, the S&P 1500 Industrial Machinery comparator group. The TSR is cumulative and depicted as a dollar value assuming $100 was invested as of January 1, 2021.

TSR: JBTM vs. Peer Group
Total Shareholder Return
Value of $100 Initial Investment
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$135
$121
$81
$104
$88
$133
$113
$148
$135
$166
2021
2022
2023
2024
2025
JBTM Cumulative TSR
Peer Group TSR

JBT Marel Corporation 2026 Proxy Statement	55

Proposal 3: Auditor Appointment

Proposal Ratification of Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2026	Board Recommendation The Board of Directors recommends that you vote FOR this proposal.	✓

PROPOSAL SUMMARY
The Audit Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm, which reports directly to the Committee, and is directly responsible for its compensation and oversight of its work. PricewaterhouseCoopers LLP (PwC) has served as our independent registered public accounting firm since 2021. The Audit Committee believes that retaining PwC is in the best interests of the Company and has reappointed PwC as our independent registered public accounting firm for 2026. The Board of Directors has directed that we submit the selection of the independent auditors for ratification by the stockholders at the Annual Meeting.

We are not required to submit the appointment of PwC for ratification by our stockholders. However, we are doing so as a matter of good corporate practice. If our stockholders do not ratify the appointment, then the Audit Committee may reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such an appointment would be in our best interests and that of our stockholders.

We have been advised by PwC that it will have a representative in attendance at the Annual Meeting through the virtual meeting website. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

PwC’s Objectivity and Independence
The Audit Committee reviews relationships between PwC and JBT Marel that may reasonably bear on independence, reviews PwC’s annual independence evaluation and assesses its independence.

The Audit Committee considered the effect of PwC’s non-audit services in assessing the independence of PwC and concluded that the provision of such services by PwC was compatible with the maintenance of PwC's independence in the conduct of its auditing functions. The Audit Committee reviews all relationships between PwC and us, including the provision of non-audit services, which have an increased potential of impairing the auditor’s independence. The Audit Committee approved all audit and non-audit services provided by PwC summarized below during 2024 and 2025, as applicable, in accordance with its pre-approval requirements.

Quality of PwC’s Auditing Practices
The Audit Committee reviews issues raised by the Public Company Accounting Oversight Board (PCAOB) reports on PwC, PwC’s internal quality control procedures and results of PwC’s most recent quality control reviews, as well as issues raised by recent governmental investigations, if any. The Audit Committee also discusses PwC’s quality initiatives, and the steps PwC is taking to enhance the quality and efficiency of its audits with the lead engagement partner.

PwC’s Performance as Auditor

The Audit Committee discusses and comments on PwC’s audit plan and strategy for the audit, including the objectives, overall scope and structure, the resources provided and available at the firm and the Audit Committee’s expectations. The Audit Committee also receives periodic updates from the lead engagement partner on the status of the audit and areas of focus by PwC.

56	JBT Marel Corporation 2026 Proxy Statement

Performance of Lead Engagement Partner

The lead engagement partner of PwC is subject to a mandatory five-year rotation period. The Audit Committee chair is involved in selecting the lead engagement partner. During the year, the Audit Committee chair meets one-on-one with the lead engagement partner to promote a candid dialogue and the Audit Committee meets in executive session with the lead engagement partner to discuss the progress of the audit and any audit issues, deliver Audit Committee feedback and discuss any other relevant matters.

The Audit Committee also meets with the PwC relationship partner to discuss the performance of the lead engagement partner annually.

PwC’s Communications with the Audit Committee

The Audit Committee gives feedback to the lead engagement partner on the clarity, thoroughness and timeliness of PwC’s communications to the Audit Committee.

Terms of the Engagement and Audit Fees
The Audit Committee reviews the engagement letter and approves PwC’s audit and non-audit fees.

For 2024 and 2025, PwC’s fees were as follows:

	(In thousands)
	2024	2025
Audit Fees (1)	$5,325	$8,919
Audit-Related Fees (2)	155	6
Tax Fees (3)	70	216
All Other Fees (4)	2	2
Total	$5,552	$9,143
____________________________________
(1)Audit Fees: Consists of fees for the annual audit of our consolidated financial statements, foreign statutory audits and reviews of interim financial statements in our Quarterly Reports on Form 10‑Q.
(2)    Audit-Related Fees: Consists of assurance and related services that are traditionally performed by the independent auditor.
(3)    Tax Fees: Consists of fees for compliance, consultation and planning with respect to various corporate tax matters.
(4)    Other Fees: Consists of fees related to use of PwC’s accounting research software, services related to data analysis, benchmarking services, technical updates and PwC's Disclosure Checklist.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be counted as present for purposes of determining if a quorum is present and will have the same effect as a vote against the proposal. Brokers may vote uninstructed shares on this proposal, so there will be no broker non-votes.

JBT Marel Corporation 2026 Proxy Statement	57

AUDIT COMMITTEE REPORT
The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference in such filing.

The Audit Committee has:

•Reviewed and discussed with management and PwC, the Company's independent registered public accounting firm for 2025, the Company’s annual audited consolidated financial statements as of and for the year ended December 31, 2025;
•Discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission; and
•Received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements as of and for the year ended December 31, 2025, be included in the Company's Annual Report on Form 10‑K for the year ended December 31, 2025.

Barbara L. Brasier, Chair
Svafa Grönfeldt
Charles L. Harrington
Ann E. Savage

58	JBT Marel Corporation 2026 Proxy Statement

SECURITY OWNERSHIP OF JBT MAREL
MANAGEMENT OWNERSHIP
The following table shows, as of March 16, 2026, the number of shares of our Common Stock beneficially owned by each of our directors, each of our named executive officers, and all directors and executive officers as a group.

	Beneficial Ownership as of March 16, 2026
Name	Common Stock of JBT Marel Corporation (1)	Percent of Class (3)
Barbara L. Brasier	7,609	*
Roger Claessens	238	*
Brian A. Deck	113,673	*
Alan D. Feldman	63,205	*
Svafa Gronfeldt	482	*
Olafur S. Gudmundsson (2)	8,562	*
Charles L. Harrington	7,132	*
Lawrence V. Jackson	8,133	*
Polly B. Kawalek	71,800	*
Arnar Thor Masson	7,111	*
Matthew J. Meister	14,866	*
Robert J. Petrie	8,433	*
Ann E. Savage	337	*
Arni Sigurdsson	23,222	*
All directors and executive officers as a group (20 persons)	331,190	*
____________________________________
(1)Includes (i) shares of Common Stock beneficially owned by the individual and (ii) any RSUs credited to individual accounts of NEOs, executives, and non-employee directors under the Incentive Compensation Plan (see “Information about the Board of Directors—Director Compensation”) that will vest within 60 days of March 16, 2026. Non-employee directors who meet the ownership criteria may elect to have these shares distributed at the time of vesting, which is one year after grant date. Non-employee directors have no power to vote or dispose of shares underlying the RSUs until they are distributed upon either the vesting date or at the time of cessation of their service on the Board of Directors. Until such distribution, these non-employee directors have an unsecured claim against us for such units. None of the non-employee directors hold any options to acquire shares of our Common Stock. At this time, there are no RSUs credited to NEOs, executives, and non-employee directors that will vest within 60 days of March 16, 2026.
(2)Mr. Gudmundsson has 106,535 shares held indirectly as March 27, 2025 (8,128 shares acquired on January 2, 2025, and 98,407 acquired on March 27, 2025) in addition to the direct shares.
(3)Percentages are calculated on the basis of the amount of our outstanding shares (exclusive of treasury shares) plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 as of March 16, 2026. The asterisk in this column indicates that the individual’s beneficial ownership is less than one percent of our outstanding Common Stock.

JBT Marel Corporation 2026 Proxy Statement	59

Security Ownership of JBT Marel
OTHER SECURITY OWNERSHIP
The table below lists the persons known by us to beneficially own more than five percent of our Common Stock, based on the most recent holdings reported by our stockholders on Schedule 13G filed with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
BlackRock, Inc.	7,524,945	(2)	15%
50 Hudson Yards
New York, NY 10001
The Vanguard Group	3,492,828	(3)	7%
100 Vanguard Blvd.
Malvern, PA 19335
____________________________________
(1)Percentages are calculated on the basis of the amount of our outstanding shares (exclusive of treasury shares) plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 as of March 16, 2026. As of March 16, 2026, there were 52,050,109 shares of Common Stock outstanding (exclusive of treasury shares).
(2)Based on Schedule 13G/A filed with the Securities and Exchange Commission on January 21, 2026, BlackRock, Inc. reported sole voting power over 7,414,207 of such shares, sole dispositive power over 7,524,945 of such shares and no shared voting power nor shared dispositive power as of December 31, 2025.
(3)Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2024, The Vanguard Group reported shared voting power over 58,805 of such shares, sole dispositive power over 3,399,898 of such shares, shared dispositive power over 92,930 of such shares and no sole voting power as of December 29, 2023.

60	JBT Marel Corporation 2026 Proxy Statement

OTHER MATTERS
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based on a review of forms filed and information provided by our officers and directors to us, we believe that all such required reports were timely filed during 2025.
PROPOSALS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS
Stockholders may make proposals to be considered at the 2027 Annual Meeting. To be included in the proxy statement and form of proxy for the 2027 Annual Meeting, stockholder proposals must be received not later than December 2, 2026, at our principal executive offices at JBT Marel Corporation, 333 West Wacker Drive, Suite 3400, Chicago, Illinois 60606, Attention: Executive Vice President, General Counsel and Secretary.
To properly bring other business before the Annual Meeting, a stockholder must deliver written notice thereof, setting forth the information specified in our By-laws, to the Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that such other business must otherwise be a proper matter for stockholder action. To properly bring business before the 2027 Annual Meeting, we must receive notice at our principal executive offices no earlier than the close of business on January 14, 2027 and no later than the close of business on February 13, 2027. In the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, however, a stockholder must deliver notice not earlier than the 120th day prior to such Annual Meeting and not later than the later of (a) the 90th day prior to such Annual Meeting and (b) the 10th day following the day on which we first make public announcement of the date of such meeting.
In addition to complying with the requirements set forth in our By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934. The notice must be postmarked or transmitted electronically to the Company at our principal executive officers no later than 60 calendar days prior to the anniversary date of the 2026 Annual Meeting (for the 2027 Annual Meeting of Stockholders, no later than March 15, 2027). However, if the date of the 2027 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.
EXPENSES RELATING TO THE PROXY SOLICITATION
The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by our Company. We have retained Sodali & Co., 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902, to aid in the solicitation. For these and other related advisory services, we will pay Sodali & Co. a fee of $11,000 and reimburse it for certain out-of-pocket costs. In addition, our officers, directors and employees may solicit proxies by telephone or in person without additional compensation for those activities. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and our transfer agent and its affiliates for reasonable out-of-pocket expenses in forwarding such materials to beneficial owners and obtaining the proxies of such owners.

James C. Pelletier
Executive Vice President, General Counsel and Secretary

JBT Marel Corporation 2026 Proxy Statement	61

QUESTIONS AND ANSWERS ABOUT OUR 2026 ANNUAL MEETING
WHO IS SOLICITING MY VOTE?
The Board of Directors of JBT Marel is soliciting proxies for use at our Annual Meeting and any adjournments of that meeting.
WHAT AM I VOTING ON?
The agenda for the Annual Meeting is to:
•Elect ten directors: Barbara L. Brasier, Brian A. Deck, Alan D. Feldman, Svafa Grönfeldt, Ólafur S. Gudmundsson, Charles L. Harrington, Lawrence V. Jackson, Polly B. Kawalek, Arnar Thor Másson, and Ann E. Savage;
•Approve, on an advisory basis, a non-binding resolution to approve the compensation of our named executive officers as described in this Proxy Statement;
•Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026; and
•Conduct any other business properly brought before the meeting and any adjournment or postponement thereof.
WHO CAN VOTE?
You can vote at the Annual Meeting if you were a holder of JBT Marel Corporation common stock (“Common Stock”) as of the close of business on March 16, 2026, which is the record date. The shares you may vote include those held directly in your name as a stockholder of record and shares held for you as a beneficial owner through a broker, bank or other nominee. Each share of Common Stock is entitled to one vote. As of March 16, 2026, there were 52,050,109 shares of Common Stock outstanding and entitled to vote. A list of stockholders of record entitled to vote at the Annual Meeting will be accessible for ten days prior to the meeting at our corporate offices at 333 West Wacker Drive, Suite 3400, Chicago, Illinois 60606.
HOW DO I VOTE?
On April 1, 2026, we began to mail to our stockholders of record as of the close of business on March 16, 2026, either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet or a printed copy of these proxy materials. As permitted by Securities and Exchange Commission rules, we are making this Proxy Statement and our Annual Report available to our stockholders electronically via the Internet. If you receive a notice of electronic availability, then you cannot vote your shares by filling out and returning the notice. The notice provides instructions on how to vote by Internet, by telephone or by requesting and returning a paper proxy card or voting instruction card. Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting on the virtual meeting website.

62	JBT Marel Corporation 2026 Proxy Statement

Questions and Answers About our 2026 Annual Meeting
You may vote your shares in one of the following ways, depending on how you hold your shares:

New York Stock Exchange Stockholders				Nasdaq Iceland Stockholders

Internet Visit the website noted on your proxy card to vote online.	Phone Use the toll-free telephone number noted on your proxy card to vote by telephone.	Mail Sign, date and return your proxy card in the postage pre-paid envelope provided to vote by mail.	During the Meeting If you are a registered holder, cast your vote on the meeting website.	Internet Visit the website noted on the press release issued in Iceland.
New York Stock Exchange Stockholders
If your shares are listed on the New York Stock Exchange and your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy to the persons appointed by us online, by phone or by mail, or to vote electronically during the Annual Meeting. Telephone and Internet voting for stockholders of record whose shares are listed on the New York Stock Exchange will be available 24 hours a day, seven days a week, and will close at 11:59 p.m. Central Time on May 13, 2026. If you vote by telephone or through the Internet, you do not have to return a proxy card.
If your shares are listed on the New York Stock Exchange and your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. You may vote by submitting voting instructions to your broker, bank or other nominee. Your broker or nominee is obligated to provide you with a voting instruction card for you to use. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares, and you are also invited to attend the Annual Meeting on the virtual meeting website. However, if you are not a stockholder of record, you may not vote your shares electronically during the Annual Meeting unless you obtain a legal proxy, executed in your favor, from the stockholder of record.
Nasdaq Iceland Stockholders
If your shares are listed on Nasdaq Iceland and your shares are registered directly in your name with Nasdaq Iceland, you are considered the stockholder of record with respect to those shares. You may submit your voting instructions at the website noted on the press release issued in Iceland, and you are invited to attend the Annual Meeting on the virtual meeting website.
If your shares are listed on Nasdaq Iceland and your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares, and you are also invited to attend the Annual Meeting on the virtual meeting website.
If your shares are listed on Nasdaq Iceland, you will not be able to vote your shares electronically or ask questions during the Annual Meeting. The only voting instructions that will be accepted are those received before the cut-off time set out in the press release in Iceland. Voting instructions received after the cut-off time will not be accepted and will not result in those shares being represented at the Annual Meeting for any purpose, including the achievement of quorum.

JBT Marel Corporation 2026 Proxy Statement	63

Questions and Answers About our 2026 Annual Meeting
HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?
Your shares are counted as present at the Annual Meeting if you attend the meeting and vote electronically during the meeting or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of our shares of Common Stock outstanding and entitled to vote as of March 16, 2026, must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.
WHAT IS A BROKER NON-VOTE?
If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote the shares, the broker may return a proxy card without voting on that proposal. This is known as a broker non-vote.
Proposals 1 and 2 are not routine matters, and, therefore, your bank or broker may not vote your uninstructed shares on Proposals 1 or 2 on a discretionary basis. If you hold your shares in street name (through a bank, broker or other nominee) it is critical that you cast your vote if you want it counted on Proposals 1 and 2. If you hold your shares in street name, and you do not instruct your bank or broker how to vote on Proposals 1 and 2, no votes will be cast on those Proposals on your behalf. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on Proposal 3, the ratification of the appointment of our auditor, even if the broker does not receive voting instructions from you.
WHAT IS REQUIRED TO APPROVE THE PROPOSALS?
The table below summarizes the voting requirements and the effects of broker non-votes and abstentions on each of the proposals to be voted upon at the Annual Meeting.

Proposal	Required Approval	Broker Non-Votes	Abstentions
Election of ten directors	Majority of Votes Present (virtually or by proxy) and Entitled to Vote	No Effect	Will Act as Vote Against

Advisory vote on a non-binding resolution to approve the compensation of our named executive officers	Majority of Votes Present (virtually or by proxy) and Entitled to Vote	No Effect	Will Act as Vote Against

Ratification of our Audit Committee’s appointment of PwC LLP as our independent public accounting firm for 2026	Majority of Votes Present (virtually or by proxy) and Entitled to Vote	N/A	Will Act as Vote Against
COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?
As of the date this Proxy Statement was printed, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.
If other matters are properly presented at the Annual Meeting for consideration, the proxy holders designated on proxy cards or designated in the other voting instructions you have submitted will have the discretion to vote on those matters for you.

64	JBT Marel Corporation 2026 Proxy Statement

Questions and Answers About our 2026 Annual Meeting
CAN I ACCESS THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2025 ANNUAL REPORT ON THE INTERNET?
The Notice of Annual Meeting, Proxy Statement and 2025 Annual Report may be viewed and downloaded at www.proxyvote.com using the control number provided to access the website or at ir.jbtmarel.com/company-information/annual-reports-proxy.
CAN I REVOKE A PROXY AFTER I SUBMIT IT?
You may revoke your proxy at any time before it is exercised. If your shares are listed on the New York Stock Exchange, you can revoke a proxy by:
•Delivering a written notice revoking your proxy to our Secretary at our principal executive offices at 333 West Wacker Drive, Suite 3400, Chicago, Illinois 60606 prior to the cut-off for voting;
•Delivering a properly executed, later-dated proxy prior to the cut-off for voting;
•Voting again by telephone or through the Internet in accordance with the instructions provided to you for voting your shares prior to the cut-off for voting; or
•If you are a registered holder, attending the Annual Meeting and voting electronically.
If your shares are listed on Nasdaq Iceland, you can change your voting instructions through the Internet at the website noted on the press release issued in Iceland.
HOW CAN I ATTEND THE VIRTUAL ANNUAL MEETING?
You are entitled to attend the virtual Annual Meeting only if you were a stockholder as of March 16, 2026, the record date for the Annual Meeting. You may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/JBTM2026 and entering your 16‐digit control number or registering as a guest. If your shares are in the name of your broker or bank, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker or bank or other similar evidence of ownership. If you do not comply with these procedures, you may not be admitted to the virtual Annual Meeting.

JBT Marel Corporation 2026 Proxy Statement	65

APPENDIX A: NON-GAAP FINANCIAL MEASURES
We present non-GAAP (as defined below) financial measures in this Proxy Statement. These non-GAAP financial measures adjust for certain amounts that are otherwise included or excluded from a measure calculated under U.S. generally accepted accounting principles (“GAAP”). By adjusting for these items, we believe we provide greater transparency into our operating results and trends, and a more meaningful comparison of our ongoing operating results, consistent with how management evaluates performance. Management uses these non-GAAP financial measures in financial and operational evaluation, planning and forecasting. We also believe that these non-GAAP measures are useful to investors as a way to evaluate and compare our operating performance against peers in the Company’s industry. The adjustments generally fall within the following categories: restructuring costs, M&A related costs, amortization from acquisitions, pension-related costs, and other major items affecting comparability of our ongoing operating results.

The non-GAAP financial measures presented in this Proxy Statement may differ from similarly-titled measures used by other companies. The non-GAAP financial measures are not intended to be used as a substitute for, nor should they be considered in isolation of, financial measures prepared in accordance with U.S. GAAP.

Additional details for each Non-GAAP financial measure follow:

•Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as earnings adjusted for income taxes, interest expense (income), net, other financing income, pension expense other than service cost, restructuring, M&A related and other costs and depreciation and amortization, including acquisition related depreciation and amortization. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

•Adjusted income from continuing operations and Adjusted diluted earnings per share from continuing operations: We adjust earnings for restructuring expense, M&A related and other costs, which include integration costs, amortization of inventory step-up from business combinations, impacts of foreign currency derivatives and trades to hedge variability of exchange rates on the cash consideration paid for business combination, advisory and transaction costs for both potential and completed M&A transactions and strategy, acquisition related amortization and depreciation, amortization of debt issuance costs related to certain potential and completed M&A transactions, non-cash pension plan related settlement costs and the related tax impact.

The tables below reconcile each non-GAAP financial measure to the most comparable GAAP financial measure.

The following table presents a reconciliation of the Company’s reported Income from continuing operations to Adjusted EBITDA from continuing operations.

	Year Ended December 31,
(In millions)	2025	2024	2023
Income from continuing operations	$(49.7)	$84.6	$129.3
Income tax (benefit) provision	(13.1)	10.7	23.5
Interest (income) expense, net	103.3	(4.3)	10.9
Other financing (income) (1)	(10.6)	—	—
Loss on investment	10.6	—	—
Pension expense, other than service cost (2)	148.5	27.3	0.7
Restructuring related costs (3)	30.7	1.4	11.4
M&A related costs (4)	114.5	85.9	6.0
Depreciation and amortization (5)	266.2	89.4	91.3
Adjusted EBITDA from continuing operations	$600.4	$295.0	$273.1

66	JBT Marel Corporation 2026 Proxy Statement

Appendix A: Non-GAAP Financial Measures
____________________________________
(1)Other financing income represents transaction gains from fair value hedges on our foreign currency denominated debt, and are considered non-operating as they relate to our cost of borrowing on this debt.
(2)    Pension expense, other than service cost, is excluded as it represents all non service-related pension expense, which consists of non-cash interest cost, expected return on plan assets, amortization of actuarial gains and losses, and settlement charges.
(3)    Costs incurred as a direct result of the restructuring program are excluded because they are not part of the ongoing operations of our underlying business.
(4)    M&A related and other costs include advisory and transaction related costs for both potential and completed M&A transactions and strategy of $57.9 million, amortization of inventory step-up from business combinations of $21.2 million, and integration costs of $35.4 million. M&A related and other costs are excluded as they are generally short-term in nature and turn over quickly or are not part of the ongoing operations of our underlying business.
(5)    Depreciation and amortization, including the acquisition related amortization and depreciation expense, is excluded to determine Adjusted EBITDA.

The table below provides a reconciliation of income from continuing operations as reported to adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations.

	Year Ended December 31,
(In millions, except per share data)	2025	2024	2023
(Loss) income from continuing operations	$(49.7)	$84.6	$129.3

Non-GAAP adjustments
Restructuring related costs	30.7	1.4	11.4
M&A related costs	114.5	85.9	6.0
Loss on investment	10.6	—	—
Amortization of bridge financing debt issuance cost	12.4	7.1	—
Acquisition related amortization and depreciation	179.0	44.6	46.1
Impact on tax provision from Non-GAAP adjustments(1)	(79.6)	(34.1)	(16.1)
Recognition of non-cash pension plan related settlement costs	146.9	23.3	—
Impact on tax provision from non-cash pension plan related settlement costs	(37.1)	(6.0)	—
Discrete tax adjustment from M&A activity	5.4	—	—
Impact on tax provision from tax basis write-off	—	—	(10.7)
Deferred tax benefit related to an internal reorganization	—	(8.8)	—
Adjusted income from continuing operations	$333.1	$198.0	$166.0

(Loss) income from continuing operations	$(49.7)	$84.6	$129.3
Total shares and dilutive securities	52.0	32.2	32.1
Diluted earnings per share from continuing operations	$(0.96)	$2.63	$4.02

Adjusted income from continuing operations	$333.1	$198.0	$166.0
Total shares and dilutive securities	52.0	32.2	32.1
Adjusted diluted earnings per share from continuing operations	$6.41	$6.15	$5.17
____________________________________
(1)Impact on tax provision was calculated using the enacted rate for the relevant jurisdiction for the years ended December 31, 2025, 2024, and 2023, respectively.

JBT Marel Corporation 2026 Proxy Statement	67

JBT Marel Corporation 333 West Wacker Drive Suite 3400 Chicago, Illinois 60606	Notice of Annual Meeting of Stockholders May 14, 2026 and Proxy Statement

JBT MAREL CORPORATION ATTN: SECRETARY 333 WEST WACKER DRIVE SUITE 3400 CHICAGO, IL 60606	SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/JBTM2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	V89371-P44613 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JBT MAREL CORPORATION
The Board of Directors recommends you vote FOR the following:
1.Election of Directors
Nominees:		For	Against	Abstain	The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
1a.	Barbara L. Brasier	□	□	□	2. Approve on an advisory basis a non-binding resolution to approve the compensation of the company's named executive officers.	□	□	□
1b.	Brian A. Deck	□	□	□
1c.	Alan D. Feldman	□	□	□
1d.	Svafa Grönfeldt	□	□	□	3. Ratify the appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for 2026.	□	□	□
1e.	Ólafur S. Gudmundsson	□	□	□
1f.	Charles L. Harrington	□	□	□	NOTE: Such other matters that may properly come before the Annual Meeting or at any postponement or adjournment thereof.
1g.	Lawrence V. Jackson	□	□	□
1h.	Polly B. Kawalek	□	□	□
1i.	Arnar Thor Másson	□	□	□
1j.	Ann E. Savage	□	□	□

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date					Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.
V89372-P44613
JBT MAREL CORPORATION Annual Meeting of Stockholders May 14, 2026 9:30 AM CDT This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Matthew J. Meister and James C. Pelletier, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of JBT MAREL CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, CDT on May 14, 2026, via live webcast at www.virtualshareholdermeeting.com/JBTM2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.
Continued and to be signed on reverse side